Filed Pursuant to Rule 424(b)(5)

Registration No. 333-257457

PROSPECTUS SUPPLEMENT

(To the Prospectus Dated October 29, 2021)

Up to $20,000,000

Common Stock

We have entered into an at the market offering agreement (the “Sales Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright” or the “sales agent”) relating to shares of our common stock, par value $0.00001 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock at any time from time to time having an aggregate offering price of up to $20,000,000 from time to time through or to Wainwright acting as our sales agent or principal, as applicable.

Our common stock is listed on the Nasdaq Capital Market under the symbol “NXTP.” On February 25, 2022, the last reported sale price of our common stock as reported on the Nasdaq Capital Market was $0.60 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at the market” equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the sales agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. If we and Wainwright agree on any method of distribution other than sales of shares of our common stock into the Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. Wainwright is not required to sell any specific number or dollar amount of shares, but will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Wainwright will be entitled to compensation at a fixed commission rate equal to 3.0% of the gross proceeds per share sold under the Sales Agreement. In connection with the sale of the common stock on our behalf, Wainwright may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Wainwright may be deemed to be underwriting commissions or discounts. Under the terms of the Sales Agreement, we may also sell shares of our common stock to Wainwright as principal for its own account at a price agreed upon at the time of sale. If we sell shares to Wainwright as principal, we will enter into a separate terms agreement with Wainwright and we will describe the agreement in a separate prospectus supplement or pricing supplement. We have also agreed to provide indemnification and contribution to Wainwright with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended (the “Exchange Act”).

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, please read “Risk Factors” beginning on page S-8 of this prospectus supplement, and in the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement that we file with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the prospectus to which it relates. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is March 4, 2022

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus dated March 4, 2022, are part of a registration statement on Form S-3 (File No. 333-257457) filed with the Securities and Exchange Commission (the “SEC”) on June 25, 2021, as amended on September 24, 2021 and October 27, 2021, that we filed with the SEC utilizing a “shelf” registration process, and that was declared effective on October 29, 2021. Under this process, we may sell from time to time in one or more offerings up to an aggregate of $100,000,000 in our securities described in the accompanying prospectus.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, dated October 29, 2021, which provides you with a general description of the securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer only to the prospectus, we are referring to the combined document consisting of this prospectus supplement and the accompanying prospectus, and, when we refer to the accompanying prospectus, we are referring to the base prospectus. To the extent there is an inconsistency or a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein that was filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you.

We have not, and Wainwright has not, authorized anyone to provide any information or to make any representations, other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and Wainwright take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement is an offer to sell only the shares of common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, or in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the respective dates thereof, regardless of its time of delivery or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read both this prospectus supplement and the accompanying prospectus (and any applicable free writing prospectuses that we may authorize for use in connection with this offering), together with any documents incorporated by reference herein and therein and the additional information described below under the heading “Where You Can Find More Information” in its entirety, before making an investment decision.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement and the accompanying prospectus in that jurisdiction. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

Unless the context otherwise requires, references in this prospectus supplement and the accompanying prospectus supplement to “we,” “us,” “our,” the “Registrant,” “NextPlay,” or the “Company,” refer to NextPlay Technologies, Inc., formerly Monaker Group, Inc., and its consolidated subsidiaries. In addition, unless the context otherwise requires, “FYE” refers to fiscal year end; “Exchange Act” refers to the Securities Exchange Act of 1934, as amended; and “Securities Act” refers to the Securities Act of 1933, as amended. All dollar amounts in this prospectus supplement and the accompanying prospectus are in U.S. dollars unless otherwise stated. You should read the entire prospectus supplement and the accompanying prospectus before making an investment decision to purchase our securities.

Our logo and some of our trademarks and tradenames are used in this prospectus supplement, the accompanying prospectus supplement and the documents incorporated by reference herein and therein. This prospectus supplement and the accompanying prospectus supplement and the documents incorporated by reference herein and therein also include trademarks, tradenames and service marks that are the property of others. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein may appear without the ®, ™ and SM symbols. References to our trademarks, tradenames and service marks are not intended to indicate in any way that we will not assert to the fullest extent under applicable law our rights or the rights of the applicable licensors if any, nor that respective owners to other intellectual property rights will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

The market data and certain other statistical information used throughout this prospectus supplement and the accompanying prospectus are based on independent industry publications, government publications and other published independent sources. Although we believe that these third-party sources are reliable and that the information is accurate and complete, we have not independently verified the information. Some data is also based on our good faith estimates. While we believe the market data included in this prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement and on page 7 of the accompanying prospectus.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information included in this prospectus supplement, the accompanying prospectus, the documents or information incorporated by reference herein, other reports filed by us under the Exchange Act contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “should,” “would,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “will,” “continue” or other similar words (including their use in the negative) or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Certain factors that may cause actual results to differ materially from current expectations include, among other things, those listed under, and incorporated by reference in, “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and documents incorporated by reference herein.

If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus supplement, the accompanying prospectus, those documents incorporated by reference herein, and those documents which we have filed with the SEC as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

Forward-looking statements speak only as of the date of this prospectus supplement or the date of any document incorporated by reference in this prospectus supplement. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

You should also consider carefully the statements under and incorporated by reference in “Risk Factors” and other sections of this prospectus supplement, and the documents we incorporate by reference, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus supplement, the accompanying prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights certain information about us, this offering and information appearing elsewhere in, or incorporated by reference in, this prospectus supplement and in the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read this entire prospectus supplement, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-8, the financial statements and other information incorporated by reference in this prospectus supplement, the accompanying prospectus and documents incorporated by reference herein and therein when making an investment decision. This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus supplement, the accompanying prospectus and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.” The following summary is qualified in its entirety by the detailed information appearing elsewhere in this prospectus supplement.

Overview

NextPlay Technologies, Inc. and its consolidated subsidiaries are building a technology solutions company, offering games, in-game advertising and rewards, digital asset products and services, connected TV and travel booking services to consumers and corporations within a growing worldwide digital ecosystem. NextPlay’s engaging products and services utilize innovative advertising technology (“AdTech”), Digital Media Platform (“MediaTech”), Artificial Intelligence (“AI”) and financial technology (“FinTech”) solutions to leverage the strengths and channels of its existing and acquired technologies.

NextPlay is organized into three divisions: (i) NextMedia, the Company’s Interactive Digital Media Division; (ii) NextFinTech, the Company’s Finance and Technology Division; and (iii) NextTrip, the Company’s Travel Division.

NextMedia Division

HotPlay

HotPlay Enterprise Limited (“HotPlay”), which is wholly owned by NextPlay, has developed an in-game advertising (“IGA”) and real-time rewards platform that delivers advertisements into video games without disrupting gameplay, enabling video games to monetize without compromising on the integrity or end user experience of the game. The platform enables advertisers and merchants of all sizes to deliver global, regional, and hyper-local digital adverts and promotional coupons to gamers, offering them tangible, real-world rewards from playing video games. Video games could also deliver associated relevant virtual rewards through the platform for completing levels or maintaining a play-streak to increase user retention rate.

Upon receiving the rewards, gamers are able to access them via the HotPlay redemption mobile application (“Redemption App”). The redemption app also features a list of games integrated with HotPlay IGA, giving the range of in house and partnered video games visibility among the HotPlay user base.

In order to primarily increase HotPlay IGA adoption among third party video game developers, HotPlay has established an in-house game development studio dedicated to developing casual and hyper-casual games that help showcase the capabilities of our technology. This studio also offers templated, AI driven casual video games that brands can white label for their own distribution, plus a “development team for hire” by 3rd party developers and brands wanting to develop their own gaming experience and associated rewards.

Reinhart TV/Zappware

Reinhart TV AG/Zappware NV (“Reinhart”) is an award-winning “TV as a Service” (“TVaaS”) provider. The platform, which is currently deployed on millions of devices across Europe and Latin America, provides end users with an intuitive and personalized multi-screen TV experience across set-top boxes, connected TVs, smartphones, tablets, and PCs. The platform also provides a service management system that enables operators to effectively manage user experience and monetization of their services through their own channels.

Following the 51% acquisition of Reinhart TV on June 23, 2021, NextPlay is integrating its HotPlay IGA platform with Reinhart, which is anticipated to provide HotPlay access to Reinhart’s significant Pay TV customer base. Furthermore, the integration is expected to introduce casual games to the TVaaS offering thus expanding the scope of the service offered by Reinhart to its operators as they transition from a business-to-business (“B2B”) model to a business-to-business-to-consumer (“B2B2C”) model constantly looking to expand that portfolio of digital media offerings to their connected audience. NextPlay plans to further increase the combined platform suite of services by integrating FinTech and Travel service offerings in the future all leveraged through the IGA platform.

NextFinTech Division

NextFinTech

NextPlay owns 100% of Next Fintech Holdings, Inc. (formerly Longroot, Inc.) (“Next Fintech”), which in turn owns 75% of Longroot Limited, a Cayman Islands company (“Longroot Cayman”). Longroot Cayman owns 49% of the outstanding ordinary shares (with 51% of the preferred shares owned by two Thai citizen nominee shareholders) of Longroot Holding (Thailand) Company Limited (“Longroot Thailand”), provided that Longroot Cayman controls 90% of Longroot Thailand’s voting shares and therefore effectively controls Longroot Thailand. Longroot Thailand is an Initial Coin Offering (“ICO”) Portal that provides digital asset financing and investment services that are fully regulated and licensed by the Securities and Exchange Commission of Thailand (the “Thai SEC”). It is focused on creating Thai regulated cryptocurrencies backed by high quality assets that are designed to be more resistant to market declines. The initial class of assets includes video games, insurance, precious metals, and real estate.

Longroot Thailand is a licensed ICO Portal under the Thai SEC, and is regulated under the Thai Digital Asset Law which stipulates that all offerings of digital assets have to be conducted via a Thai SEC licensed ICO Portal.

NextBank International

NextBank International (“NextBank”) (previously International Financial Enterprise Bank), which is wholly-owned by NextPlay, is an International Financial Entity (“IFE”) operating under the laws of the Commonwealth of Puerto Rico. Licensed under Act 273 by the Office of the Commissioner of Financial Institutions (“OCIF”), NextBank currently offers concierge services to high net worth individuals and entrepreneurs, and loan products.

Following the completed acquisition of NextBank on July 21, 2021, NextPlay is in the process of creating a diversified FinTech solution company that offers asset banking, asset management and mobile payment and banking services all through a single FinTech mobile application.

NextTrip Division

NextTrip

NextTrip (currently operated through NextPlay) offers booking solutions for both business and leisure travel via NextTrip Business and NextTrip Journeys, respectively. NextTrip Business offers corporate travel management solutions for small- and medium- sized businesses and allows companies to manage travel expenses, travel booking, expense reports, and provides access to concierge-like travel support services, while NextTrip Journeys provides an online travel agency portal where Personal Journey Consultants book and manage vacation packages with concierge like services.

The platform is powered by a proprietary booking engine that has approximately $3.4 million instantly confirmed vacation rental units in its inventory. Some fluctuation in inventory may occur as the Company continues to rationalize the number of available units based upon several factors including the ongoing impact of the pandemic, the uniqueness of inventory from supplier partners, and the needs of the Company’s distribution partners.

Travel Magazine

Travel Magazine is an online digital media company whose goal is to inspire travelers to explore the world. Travel Magazine publishes articles, videos, and interactive media highlighting travel destinations throughout the world. Through its interactive media platform, leveraging NextPlay Technology solutions, Travel Magazine also plans to offer non-fungible tokens via an immersive end user travel experience.

Recent Developments

Streeterville Secured Promissory Notes

On March 22, 2021, we entered into a Note Purchase Agreement, dated March 23, 2021 (the “March Note Purchase Agreement”), with Streeterville Capital, LLC (“Streeterville”), pursuant to which we sold Streeterville a Secured Promissory Note in the original principal amount of $9,370,000 (the “March 2021 Streeterville Note”). Streeterville paid consideration of $7,000,000 in cash and issued the Company a promissory note in the amount of $1,500,000 (the “March 2021 Investor Note”), in consideration for the March 2021 Streeterville Note, which included an original issue discount of $850,000 (“OID”) and reimbursement of Streeterville’s transaction expenses of $20,000. Pursuant to the terms of the March Note Purchase Agreement, the OID was fully earned on May 26, 2021. The March 2021 Streeterville Note bears interest at a rate of 10% per annum and matures 12 months after its issuance date. Pursuant to the terms of the March Note Purchase Agreement, for so long as the March 2021 Streeterville Note remains outstanding, we have agreed to pay to Streeterville 20% of the gross proceeds that we receive from the sale of our common stock or preferred stock within ten days of receiving such amount, which payments will be applied towards and will reduce the outstanding balance of the March 2021 Streeterville Note. In the event of an occurrence of, and continuance of, an event of default, under the March 2021 Streeterville Note, the percent of gross proceeds payable to Streeterville increases from 20% to 30%. In addition, subject to the terms and conditions set forth in the March 2021 Streeterville Note, the Company may prepay all or any portion of the outstanding balance of the March 2021 Streeterville Note at any time, subject to a prepayment penalty equal to 10% of the amount of the outstanding balance to be prepaid.

On October 22, 2021, we entered into a Note Purchase Agreement (the “October Note Purchase Agreement”) with Streeterville, pursuant to which we sold Streeterville a Secured Promissory Note in the original principal amount of $1,665,000 (the “October 2021 Streeterville Note”). Streeterville paid consideration of $1,500,000, which represents the original principal amount less a $150,000 OID, which was fully earned upon issuance, and a total of $15,000 to cover Streeterville’s professional fees and transaction expenses. The October 2021 Streeterville Note bears interest at a rate of 10% per annum and matures 12 months after its issuance date. Pursuant to the terms of the October Note Purchase Agreement, for so long as the October 2021 Streeterville Note remains outstanding, we have agreed to pay to Streeterville 20% of the gross proceeds that we receive from the sale of our common stock or preferred stock within ten days of receiving such amount, which payments will be applied towards and will reduce the outstanding balance of the October 2021 Streeterville Note. In the event of an occurrence of, and continuance of, an event of default, under the October 2021 Streeterville Note, the percent of gross proceeds payable to Streeterville increases from 20% to 30%. In addition, subject to the terms and conditions set forth in the October 2021 Streeterville Note, the Company may prepay all or any portion of the outstanding balance of the October 2021 Streeterville Note at any time, subject to a prepayment penalty equal to 10% of the amount of the outstanding balance to be prepaid.

As of February 25, 2022, the outstanding balance (including principal and accrued interest) of the March 2021 Streeterville Note and October 2021 Streeterville Note amounted to $2,980,541 and $1,722,862, respectively.

Go Game Securities Purchase Agreement

On June 30, 2021, we entered into a Securities Purchase Agreement (the “Go Game SPA”) with David Ng. Pursuant to the Go Game SPA, we agreed to acquire a 37% interest in the capital stock of Go Game Pte Ltd, a Singapore private limited company (“Go Game”), a mobile game publisher and technology company, representing an aggregate of 686,868 shares of Go Game’s Class B Preferred shares (the “Initial Go Game Shares”). The Go Game SPA also includes an option whereby we can acquire additional shares of Go Game, as described in greater detail below. The aggregate consideration to be paid for the Initial Go Game Shares is: (i) 6,100,000 shares of our Series D Preferred Stock (representing $6.1 million of value, based on an aggregate liquidation preference of $6.1 million), and (ii) $5.0 million in cash, with $1.25 million paid on June 30, 2021, $1.25 million payable on or before July 31, 2021, and $2.5 million payable on or before September 30, 2021.

Pursuant to the Go Game SPA, we were also granted an option (the “Go Game Option”), to purchase up to an additional 259,895 shares of Go Game’s Class B Preferred shares from Mr. Ng (the “Option Shares”) (representing 14% of Go Game’s outstanding Class B Preferred shares, or 51% with the Initial Go Game Shares). The Go Game Option was subject to Mr. Ng’s acquisition of the Option Shares subsequent to the date of the Go Game SPA. The Go Game Option was to be exercisable from time to time after the date that our shareholders had approved the issuance of shares of common stock upon conversion of the Series D Preferred Stock and in connection with the Go Game Option (the “Approval Date”), and prior to January 1, 2022, which date has now passed. The per share consideration due in connection with an exercise of the Go Game Option was to be equal to $70 million, divided by the then number of outstanding shares of Go Game (currently $37.71 per share) (the “Call Option Price”). The Call Option Price was to be satisfied by the issuance of shares of our common stock valued based on the greater of (a) $2.35 per share and (b) 85% of the average of the closing prices of the Company’s common stock for the prior thirty days (the “30-Day Average”). Mr. Ng agreed not to transfer the Option Shares from the date acquired through the exercise or expiration of the Go Game Option. Upon issuance of any shares of common stock upon exercise of the Go Game Option, Mr. Ng agreed to enter into a lock-up agreement restricting any sales or transfers of any shares of common stock of the Company for a period of 18 months following the issuance date. As noted above, the Go Game Option has now expired, and therefore will not be exercised by the Company.

We agreed pursuant to the Go Game SPA, that upon our purchase of the Initial Go Game Shares, that we would appoint Mr. Ng to the Board of Directors of the Company, and that we would continue to nominate Mr. Ng as a board nominee for appointment on the Board of Directors at each subsequent shareholder meeting of the Company, subject to certain exceptions, until the earlier of (i) Mr. Ng’s death; (ii) Mr. Ng’s resignation from the Board of Directors; (iii) the date that Mr. Ng is no longer qualified to serve as a member of the Board of Directors; (iv) the date the Board of Directors, acting in good faith, determines that the continued appointment of Mr. Ng to the Board of Directors would violate the fiduciary duties of such members of the Board of Directors; (v) the third anniversary of the acquisition of the Initial Go Game Shares; and (vi) the date that Mr. Ng holds less than 2 million shares of Company common stock (including shares of common stock issuable upon conversion of preferred stock held by Mr. Ng).

The closing of the acquisition of the Initial Go Game Shares is subject to certain closing conditions and requirements, which may not be met on a timely basis, if at all. The Company and Seller have made customary representations and warranties and have agreed to customary covenants in the Go Game SPA. There is no assurance that all of the conditions to the consummation of the Go Game SPA will be satisfied.

In connection with the parties’ entry into the Go Game SPA, the Mr. Ng entered into a lock-up agreement with the Company, whereby Mr. Ng agreed that the he would not transfer or sell, any of the Series D Preferred Stock shares and/or shares of common stock issuable upon conversion thereof, until 18 months after our acquisition of the Initial Go Game Shares (the “Initial Closing”), without the prior written consent of the Company, except that 1,525,000 of such shares may be transferred or sold six months after the Initial Closing, and an additional 1,525,000 shares may be transferred or sold 12 months after the Initial Closing.

As of February 25, 2022, the second payment of $1.25 million payable on or before July 31, 2021 and third payment of $2.5 million payable on or before September 30, 2021 had not been paid and the shares of Series D Preferred Stock had not been issued, and such payments remained on hold subject to the completion of due diligence and further negotiation by the parties. Total payments made to the Seller as of November 30, 2021 were $1,250,000. It is anticipated that the due diligence and negotiations will be concluded in the near term.

Fighter Base Publishing Inc. Intellectual Property Purchase Agreement

On August 19, 2021, we entered into an Intellectual Property Purchase Agreement (the “Fighter Base IPP Agreement”) with Fighter Base Publishing Inc. (“Fighter Base”), a video game development company. Fighter Base’s wholly-owned division, Make It Games™ (“MIG”), has developed proprietary technology that enables developers to create video games powered by artificial intelligence (“AI”). Its technology supports the training of virtual characters to be more lifelike in appearance and behavior. Proprietary AI animation tools help program game or film characters to fully animate themselves, saving as much as 70% of the typical time and cost of animation. Fighter Base is owned and controlled by Mark Vange, our Chief Technology Officer.

Pursuant to the Fighter Base IPP Agreement, we agreed to issue Fighter Base 1,666,667 shares of our common stock as consideration for the purchase of the assets and AI-powered video game development platform of MIG (the “MIG Assets”) (the “Fighter Base Transaction”). Upon closing of the Fighter Base Transaction, Fighter Base will sell, assign, transfer, convey, deliver and relinquish to the Company, and the Company will purchase and acquire from Fighter Base, free and clear of all liens, all of Fighter Base’s right, title and interest in the MIG Assets. We will not assume any liabilities or obligations of Fighter Base in connection with the Fighter Base transaction.

The 1,666,667 shares of our common stock issuable by us to Fighter Base at close will be restricted; provided, however, that pursuant to the Fighter Base Agreement, we have agreed to file a registration statement with the Securities and Exchange Commission to register for resale by Fighter Base any of such shares that are still restricted six months after closing of the Fighter Base Transaction.

The Fighter Base IPP Agreement includes customary representations, warranties, covenants, and indemnification obligations of the parties. The closing of the transactions contemplated by the Fighter Base IPP Agreement are subject to customary closing conditions, as well as the approval of our stockholders of the transactions contemplated by the Fighter Base IPP Agreement and the issuance of shares of common stock thereunder.

We received stockholder approval of the Fighter Base Transaction at our special meeting of stockholders held on January 28, 2022, and expect to close the Fighter Base Transaction in the near term.

Token IQ Inc. Intellectual Property Purchase Agreement

On August 19, 2021, we entered into an Intellectual Property Purchase Agreement (the “Token IPP Agreement”) with Token IQ Inc. (“Token IQ”), a leading innovator in digital asset management. Token IQ’s business focuses on the digital assets industry, providing its customers with “Know Your Customer” (“KYC”) related services, as well as a solution to replace their digital assets should they lose access to, or control of, their digital assets, amongst other things. Token IQ’s foundational intellectual property is designed to reconcile legal and regulatory requirements around digital assets, including KYC, anti-money laundering and shareholder rights enforcement, all common pain points within the crypto markets today. Token IQ is owned and controlled by Mark Vange, our Chief Technology Officer.

Pursuant to the Token IPP Agreement, we agreed to issue Token IQ 1,250,000 shares of our common stock as consideration for the purchase of 100% of the assets of Token IQ (the “Token IQ Transaction”). Upon closing of the Token IQ Transaction (if approved by our stockholders), Token will sell, assign, transfer, convey, deliver and relinquish to the Company, and the Company will purchase and acquire from Token IQ, free and clear of all liens, all of Token IQ’s right, title and interest in all of its assets, with limited exceptions. We will not assume any liabilities or obligations of Token IQ in connection with the Token IQ transaction.

The 1,250,000 shares of our common stock issuable by us to Token IQ at close will be restricted; provided, however, that pursuant to the Token IPP Agreement, we have agreed to file a registration statement with the Securities and Exchange Commission to register for resale by Token IQ any of such shares that are still restricted six months after closing of the Token IQ Transaction.

Pursuant to the Token IPP Agreement, Token IQ will retain the right to license the intellectual property purchased thereunder to third parties, with the approval of the Company, which shall not be unreasonable withheld, provided that any licenses are non-transferable, non-sublicensable and non-exclusive, and that the licenses will not compete with the Company. Any consideration received by Token IQ from such licenses will be split 50/50 between the Company and Token IQ.

The Token IPP Agreement includes customary representations, warranties, covenants, and indemnification obligations of the parties. The closing of the transactions contemplated by the Token IPP Agreement are subject to customary closing conditions, as well as the approval of our stockholders of the transactions contemplated by the Token IQ IPP Agreement and the issuance of shares of common stock thereunder.

We received stockholder approval of the Token IQ Transaction at our special meeting of stockholders held on January 28, 2022, and expect to close the Token IQ Transaction in the near term.

NextBank Preferred Stock Exchange Agreement

On September 28, 2021, we entered into a Preferred Stock Exchange Agreement (the “NextBank Exchange Agreement”) with NextBank International, Inc. (“NextBank”), a wholly-owned subsidiary of the Company. Pursuant to the NextBank Exchange Agreement, we agreed to exchange 5,070,000 restricted shares of our common stock for 10,140 shares of cumulative, non-compounding, non-voting, non-convertible, perpetual Series A preferred stock shares of NextBank. The NextBank Preferred Shares have an aggregate face value of $10,140,000, and accrue a 2% dividend, payable quarterly in arrears. The transactions contemplated by the NextBank Exchange Agreement closed on October 1, 2021.

Registered Direct Offering

On November 3, 2021, we sold an aggregate of 18,987,342 shares of our common stock, together with warrants to purchase an aggregate of 14,240,508 shares of common stock (the “2021 Warrants”), at a combined offering price of $1.58 per share and accompanying three quarters of a 2021 Warrant. The securities were sold to certain accredited investors in a registered direct offering pursuant to a prospectus supplement to our effective shelf registration statement on Form S-3, which sales resulted in net proceeds to us of approximately $27.85 million.

Each whole Warrant sold in the offering will be exercisable for one share of our common stock at an initial exercise price of $1.97 per share (the “Initial Exercise Price”), and may be exercised commencing six months after the issuance date (the “Initial Exercise Date”) and terminating on the fifth anniversary of the Initial Exercise Date, subject to certain exceptions.

The 2021 Warrants also include certain anti-dilution rights, which provide that if at any time the 2021 Warrants are outstanding, the Company issues or enters into any agreement to issue, or is deemed to have issued or entered into an agreement to issue (which includes the issuance of securities convertible or exercisable for shares of common stock), certain securities for consideration less than the then current exercise price of the 2021 Warrants, the exercise price of such 2021 Warrants will be automatically reduced to the lowest price per share of consideration provided or deemed to have been provided for such securities; provided, however, that unless and until we have received stockholder approval to reduce the exercise price of the 2021 Warrants below $1.97 per share (the “Floor Price”), no such adjustment to the exercise price may be made. We have agreed to hold a special meeting of our stockholders every three months, for so long as the 2021 Warrants remain outstanding, to obtain such stockholder approval.

In the event that shareholder approval of removal of the Floor Price is obtained during the term of the 2021 Warrants, the subsequent sale of any shares in this offering at a price below $1.97 per share will result in an automatic reduction of the exercise price of the 2021 Warrants to a price equal to the lowest price at which such shares are sold. In the event that any such sale occurs prior to shareholder approval of removal of the Floor Price, the exercise price of the 2021 Warrants will be reduced to the lowest price of any such prior sales effective immediately upon receipt of shareholder approval.

The transactions described above in this Recent Developments section are not the only material transactions that we have entered into, and you should review our filings with the SEC in order to obtain information regarding other material transactions that we have entered into recently. Each of the transactions described above in this Recent Developments section are disclosed in our filings with the SEC, which are incorporated by reference in this prospectus supplement, as discussed in greater detail below under “Where You Can Find More Information.” The foregoing description of the transactions and related agreements does not purport to be complete, and is qualified in its entirety by reference to the filings disclosing the transactions with the SEC, which are incorporated by reference in this prospectus supplement, and to the complete text of such agreements.

Additional Information

Additional information about us can be obtained from the documents incorporated by reference herein. See the section of this prospectus supplement entitled “Where You Can Find More Information.”

Our Contact Information

Our principal executive offices are located at 1560 Sawgrass Corporate Parkway, Suite 130, Sunrise, Florida 33323 and our telephone number is (954) 888-9779.

Additional information about us is available on our website at www.nextplaytechnologies.com. We do not incorporate the information on or accessible through our websites into this prospectus supplement or the accompanying prospectus, and you should not consider any information on, or that can be accessed through, our websites as part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Issuer:	NextPlay Technologies, Inc.

Common Stock offered by us:	Shares of common stock having an aggregate offering price of up to $20,000,000.

Common Stock outstanding prior to this offering:	114,060,020 shares (as of February 25, 2022).

Common stock to be outstanding after this offering:	Up to 147,393,353 shares, after giving effect to the assumed sale of $20,000,000 of shares of our common stock at an assumed price of $0.60 per share, which was the closing sales price of our common stock on the Nasdaq Capital Market on February 25, 2022. The actual number of shares issued will vary depending on the price at which shares may be sold from time to time during this offering.

Manner of offering:	“At the market offering” that may be made from time to time through or to, Wainwright, as sales agent or principal. See “Plan of Distribution” on page S-34 of this prospectus supplement.

Use of proceeds:

We currently intend to use (i) at least 20% of the gross proceeds of this offering to pay down the balance of each of the March 2021 Streeterville Note and the October 2021 Streeterville Note (including any prepayment penalties incurred as a result of such payments), as required pursuant to the terms and conditions of such notes; and (ii) and to use the remaining net proceeds from this offering to pay certain accrued legal bills incurred by us in connection with the Axion litigation, and for working capital and general corporate purposes. We may also use all or a portion of the remaining net proceeds from this offering (after the payments described above) to fund possible investments in, or acquisitions of, complementary businesses, technologies or products, but we currently have no definitive agreements or commitments with respect to any investment or acquisition (other than under the Go Game Purchase Agreement, as defined below) that will require us to make cash payments. See the section of this prospectus supplement entitled “Use of Proceeds” for additional information.

Risk factors:	An investment in our securities is highly speculative and involves a number of risks. You should carefully consider the information contained in the “Risk Factors” section beginning on page S-8 of this prospectus supplement, elsewhere in this prospectus supplement and the accompanying prospectus, and the information we incorporate by reference, before making your investment decision.

Trading Market and Ticker Symbol:	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “NXTP.”

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed below and those risks discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K, Item 1A, “Risk Factors” in our most recent Quarterly Reports on Form 10-Q, and the included in our Definitive Proxy Statement of Schedule 14A filed with the SEC on March 4, 2021, all of which are incorporated herein by reference, as such may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. For more information, see the section of this prospectus supplement entitled “Incorporation of Certain Documents by Reference.” The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and operations. If one or more of the possibilities described as risks actually occurs, our operating results and financial condition would likely suffer and the trading price of our securities could fall, causing you to lose some or all of your investment in the securities we are offering. In addition, please read the section of this prospectus supplement entitled “Cautionary Note Regarding Forward-Looking Statements,” where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement.

The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in the Company. You should carefully consider the following risk factors and the aforementioned risk factors that are incorporated herein by reference and other information in this prospectus supplement before deciding to purchase our securities.

Risk Factors Summary

Below is a summary of the principal factors that make an investment in our common stock speculative or risky. This summary does not address all of the risks that we face. Additional discussion of the risks summarized in this risk factor summary, and other risks that we face, can be found below and should be carefully considered, together with other information included in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein.

●	We will need to raise additional funding to support our operations, which funding may not be available on favorable terms, if at all;

●	Global pandemics, such as COVID-19 have had, and could in the future have, a material adverse impact our business, operating results, and liquidity;

●	We have a limited operating history in the industries that we currently operate in and have incurred significant operating losses since inception. We may never become profitable or, if achieved, be able to sustain profitability;

●	We have significant indebtedness, which could adversely affect our business and financial condition;

●	We owe significant amounts to Streeterville, which is secured by a security interest over substantially all of our assets, and we are subject to requirements, penalties and damages under its agreements with Streeterville;

●	Our long-term success depends, in part, on our ability to continue to expand our operations outside of the United States and, as a result, our business is susceptible to risks associated with international operations;

●	Currently pending or future litigation or governmental proceedings could result in material adverse consequences, including judgments or settlements;

●	The industries in which we participate are highly competitive;

●	If we do not successfully implement our acquisition strategies, the businesses and/or assets that we have acquired or invested in do not perform as expected, or we are unable to effectively integrate acquired businesses, our operating results and prospects could be harmed;

●	Some members of our senior management team have limited experience in the day-to-day operations of the industries in which our businesses operate;

●	Our future success depends on the continuing efforts of our key employees and our ability to attract, hire, retain and motivate highly skilled employees in the future;

●	We rely on relationships with developers to provide an extensive game portfolio and sufficient advertising spaces;

●	Our products and internal systems rely on software and hardware that is highly technical, and any errors, bugs, or vulnerabilities in these systems, or failures to address or mitigate technical limitations in such systems, could adversely affect our business;

●	Our business partners may be unable to honor their obligations to us, or their actions may put us at risk;

●	We derive a significant portion of our revenues from advertisements, and if any events occur that negatively impact our relationships with advertisers, our advertising revenues and operating results would be negatively impacted;

●	Our Cryptocurrency business is required to be approved by the Office of the Commissioner of Financial Institutions;

●	Although Longroot is a licensed ICO Portal in Thailand, it has not yet closed any offerings, and there can be no assurances that it will;

●	Digital Asset exchanges and other trading venues are relatively new, and acceptance and/or widespread use of digital assets is uncertain;

●	There are cyber security risks related to digital asset trading;

●	We depend on third party cryptographic and algorithmic protocols governing the issuance of and transactions in digital assets;

●	Our tokens might be used for illegal or improper purposes, which could expose us to additional liability and harm our business;

●	Our success is subject to the development of new or upgraded products, services and features over time;

●	If we are not able to maintain and enhance our NextTrip brand and the brands associated with our websites, our reputation and business may suffer;

●	We may be subject to liability for the activities of our property owners and managers, which could harm our reputation and increase our operating costs;

●	Our business is subject to complex and evolving U.S. and foreign laws and regulations regarding privacy, data protection, content, competition, and consumer protection. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, increased cost of operations, or declines in user growth or engagement, or otherwise harm our business;

●	Our business, products, and distribution are subject to increasing regulation in key territories. If we do not successfully respond to these regulations, our business could be negatively impacted;

●	Next Bank International is subject to various regulatory capital requirements. Regulatory changes or actions may alter the requirement of the capital;

●	We are subject to anti-bribery, anti-corruption and similar laws and non-compliance with such laws could subject us to criminal penalties or significant fines and harm our business and reputation;

●	If we do not adequately protect our intellectual property, our ability to compete could be impaired;

●	Certain of our products are subject to the threat of piracy and unauthorized copying, and inadequate intellectual property laws and other protections could prevent us from enforcing or defending our proprietary technologies;

●	We may be subject to claims that we violated intellectual property rights of others, which are extremely costly to defend and could require us to pay significant damages and limit our ability to operate;

●	Our ability to acquire and maintain licenses to intellectual property may affect our revenue and profitability;

●	We use open-source software in connection with certain of our games and services, which may pose particular risks to our proprietary software, products, and services, and which could have a negative impact on our business;

●	The price of our common stock may fluctuate significantly, and investors could lose all or part of their investments;

●	Stockholders may be diluted significantly as a result of the issuance of additional shares of our common stock or securities convertible into, or exercisable for, shares of our common stock;

●	The ownership of our capital stock is highly concentrated, which may prevent other stockholders from influencing significant corporate decisions and may result in conflicts of interest that could cause our stock price to decline;

●	If we fail to maintain effective internal controls, it could adversely affect our financial position and lower our stock price;

●	If securities analysts and other industry experts do not publish research or publish negative research about our business, our stock price and trading volume could decline;

●	We adopted provisions in our amended and restated articles of incorporation limiting the liability of management to stockholders;

●	Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively;

●	You may experience immediate and substantial dilution;

●	The common stock offered hereby may be sold in “at-the market” offerings, and investors who buy shares at different times will likely pay different prices;

●	The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain;

●	Certain of our outstanding warrants include anti-dilutive rights;

●	Sales of a substantial number of our securities in the public market could cause our stock price to fall; and

●	We have not paid dividends on shares of our common stock in the past and do not plan to do so in the future.

Risks Related to Our Business Generally

We need additional capital which may not be available on commercially acceptable terms, if at all, which raises questions about our ability to continue as a going concern.

As of November 30, 2021, we had an accumulated deficit of $19,469,705. Net loss for the nine months ended November 30, 2021, amounted to $19,656,972. Our NextMedia division generated gross profits of $3,187,176, our NextFinTech division generated gross profits of $418,308 and our NextTrip division generated gross profits of $13,627 for the nine months ended November 30, 2021, and as of November 30, 2021, we had working capital of $23,956,326.

We are subject to all the substantial risks inherent in the development of a new business enterprise within extremely competitive industries. Due to the absence of a long-standing operating history and the emerging nature of the markets in which we compete, we anticipate operating losses until we can successfully implement our business strategy, which includes all associated revenue streams. Our revenue model is new and evolving, and we cannot be certain that it will be successful. The potential profitability of this business model is unproven. Our future operating results depend on many factors, including, without limitation, demand for our products, the level of competition, and the ability of our officers to manage our business and growth. As a result of the emerging nature of the markets in which we compete, we may incur operating losses until such time as we can develop a substantial and stable revenue base. Additional development expenses may delay or negatively impact the ability of the Company to generate profits. Accordingly, we cannot assure you that our business model will be successful or that we can sustain revenue growth, achieve, or sustain profitability, or continue as a going concern. Furthermore, due to our relatively small size and market footprint, we may be more susceptible to issues affecting the cryptocurrency, gaming, banking and global travel industries in general, such as COVID-19, contractions in the cryptocurrency, gaming, banking and global travel industries, or regulatory changes, as compared to larger competitors.

We currently have a monthly cash requirement of approximately $1,550,000. We believe that in the aggregate, we could require several millions of dollars to support and expand the marketing and development of our products, repay debt obligations, provide capital expenditures for additional equipment and development costs, payment obligations, office space and systems for managing the business, and cover other operating costs until our planned revenue streams from all products are fully implemented and begin to offset our operating costs. We require additional funding in the future and if we are unable to obtain additional funding on acceptable terms, or at all, it will negatively impact our business, financial condition, and liquidity. As of November 30, 2021 and February 28, 2021, we had $26,375,283 and $1,446,446, respectively, of current liabilities.

We have experienced liquidity issues due to, among other reasons, our limited ability to raise adequate capital on acceptable terms. We have historically relied upon the sale of our securities and the issuance of promissory notes to fund our operations and have devoted significant efforts to reduce that exposure. We anticipate that we will need to issue additional equity to fund our operations and to continue to repay our outstanding debt for the foreseeable future. If we are unable to achieve operational profitability or are not successful in securing other forms of financing, we will have to evaluate alternative actions to reduce our operating expenses and conserve cash.

These conditions raise substantial doubt about our ability to continue as a going concern for the next twelve months. The financial statements incorporated by reference in this prospectus supplement have been prepared in accordance with accounting principles generally accepted in the United States of America on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, such financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The financial statements incorporated by reference in this prospectus supplement also include a going concern footnote from our auditors.

In the event we are unable to raise adequate funding in the future for our operations and to pay our outstanding debt obligations, we may be forced to scale back our business plan and/or liquidate some or all of our assets or may be forced to seek bankruptcy protection, which could result in the value of our outstanding securities declining in value or becoming worthless.

Global pandemics, such as COVID-19 have had, and could in the future have, a material adverse impact our business, operating results, and liquidity.

Our business and operations have been, and could in the future be, adversely affected by health epidemics, such as the global COVID-19 pandemic. The COVID-19 pandemic and efforts to control its spread have curtailed the movement of people, goods and services worldwide, including in the regions in which the Company and our clients and partners operate, and are significantly impacting economic activity and financial markets. Many marketers have decreased or paused their advertising spending as a response to the economic uncertainty, decline in business activity, and other COVID-related impacts, which have negatively impacted, and may continue to negatively impact, our revenue and results of operations. The COVID-19 pandemic, and governmental responses thereto, have also had an unprecedented effect on the global travel industry. The ability to travel has been curtailed through border closures, mandated travel restrictions and limited operations of hotels and airlines, which has resulted in unprecedented levels of cancellations and limited new travel bookings in our NextTrip division, and may be further limited through additional voluntary or mandated closures of travel-related businesses. In addition, our clients’, advertisers’ and partners’ businesses or cash flows have been and may continue to be negatively impacted by COVID-19, which has and may continue to lead them to seek adjustments to payment terms or delay making payments or default on their payables, any of which may impact the timely receipt and/or collectability of our receivables.

The duration and severity of the COVID-19 pandemic are still uncertain and difficult to predict. The pandemic could continue to impede global economic activity for an extended period, even as restrictions have been lifted in many jurisdictions and vaccines are now widely available in the United States and in many other jurisdictions. We also cannot predict the long-term effects of the COVID-19 pandemic on our partners and their business and operations, or the ways that the pandemic may fundamentally alter the industries in which we operate. Moreover, any additional COVID-related measures, restrictions or changes in laws or regulations, whether in the United States or other countries, may exacerbate the negative impact of the COVID-19 pandemic on our business, financial condition, results of operations, cash flows and liquidity position.

We currently anticipate an increase in year-over-year revenue for our fiscal 2022 year as compared to fiscal year 2021 (ended February 28, 2021). However, the ultimate extent of the COVID-19 pandemic and its impact on the industries in which we operate and overall economic activity is constantly changing and impossible to predict currently. Furthermore, we do not currently anticipate future revenues will be sufficient to support or operating expenses in the near term.

Economic downturns and market conditions beyond our control could adversely affect our business, financial condition and results of operations.

Our business depends on the overall demand for advertising, video games, financial services, travel and other technology offerings. Economic downturns or unstable market conditions may cause advertisers to decrease or pause their advertising budgets, which could reduce spend though our IGA and real-time rewards platform. Similarly, economic downturns could also decrease the amount of disposable income gamers have available for the purchase of our video game offerings, customers have to invest in cryptocurrencies, and/or that our customers have to travel. Additionally, as described above, public health crises may disrupt the operations of our customers and partners for an unknown period of time, including as a result of travel restrictions and/or business shutdowns, all of which could negatively impact their business and results of operations, including cash flows. Economic downturns and less than optimal market conditions could adversely affect our business, financial condition and results of operations

We have a limited operating history in the industries that we currently operate in and have incurred significant operating losses since inception. We may never become profitable or, if achieved, be able to sustain profitability.

There is no significant operating history upon which to base any assumption as to the likelihood that our business will prove successful, and we may never achieve profitable operations. We currently expect to incur net losses for the foreseeable future. Even if we do achieve profitability, there can be no guarantee that we will be able to sustain profitability. As a result of the acquisition of HotPlay in 2021 (and subsequent acquisitions), our business model has changed significantly in the last year, and we have limited experience in most of the industries that we now operate in. If we are unsuccessful in infiltrating and selling our products and services in the industries that we operate in, it will have a material adverse impact on our business, financial condition and results of operations.

We have significant indebtedness, which could adversely affect our business and financial condition.

We currently have significant indebtedness. As of November 30, 2021, we had total current liabilities of $26,375,283. Risks relating to our indebtedness include, without limitation:

●	increasing our vulnerability to general adverse economic and industry conditions;

●	requiring us to dedicate a portion of our cash flow from operations to principal and interest payments on our indebtedness, thereby reducing the availability of cash flow to fund working capital, capital expenditures, acquisitions and investments and other general corporate purposes;

●	making it more difficult for us to optimally capitalize and manage the cash flow for our businesses;

●	limiting our flexibility in planning for, or reacting to, changes in our businesses and the markets in which we operate;

●	possibly placing us at a competitive disadvantage compared to our competitors that have less debt; and

●	limiting our ability to borrow additional funds or to borrow funds at rates or on other terms that we find acceptable.

Our obligations under the March 2021 and October 2021 Streeterville Notes are secured by a first priority security interest in substantially all of our assets.

On March 22, 2021 and October 22, 2021, we entered into Note Purchase Agreements with Streeterville, pursuant to which we sold Streeterville the March 2021 and October 2021 Streeterville Notes, in the aggregate principal amount of $11,035,000. Both the March 2021 and October 2021 Streeterville Notes bear interest at a rate of 10% per annum and mature 12 months from their date of issuance. For so long as either of the notes remain outstanding, we have agreed to pay to Streeterville 20% of the gross proceeds that we receive from the sale of our common stock or preferred stock within ten days of receiving such amount, which payments will be applied towards and will reduce the outstanding balance of the notes, which percentage increases to 30% upon the occurrence of, and continuance of, an event of default under the Streeterville Note. As of February 25, 2022, the outstanding balance (including principal and accrued interest) of the March 2021 Streeterville Note and October 2021 Streeterville Note amounted to $2,980,541 and $1,722,862, respectively.

In connection with issuance of the March 2021 and October 2021 Streeterville Notes, we entered into Security Agreements with Streeterville, pursuant to which our obligations to Streeterville under the notes are secured by substantially all of our assets. As such, Streeterville may enforce its security interests over our assets and/or our subsidiaries that secure the repayment of such obligations, take control of our assets and operations, force us to seek bankruptcy protection or force us to curtail or abandon our current business plans and operations. If that were to happen, any investment in the Company could become worthless.

Our ability to service our indebtedness will depend on our ability to generate cash and/or raise additional capital in the future.

Our ability to make payments on our indebtedness will depend on our ability to generate cash in the future and/or raise additional capital. Our ability to generate cash is subject to general economic and market conditions and financial, competitive, legislative, regulatory and other factors that are beyond our control. We may continue to not generate sufficient cash to fund our working capital requirements, capital expenditure, debt service and other liquidity needs, and we may not be able to obtain additional financing on terms favorable to us (if at all), either of which could result in our inability to comply with financial and other covenants contained in our debt agreements, our being unable to repay or pay interest on our indebtedness, and our inability to fund our other liquidity needs. If we are unable to service our debt obligations, fund our other liquidity needs, and maintain compliance with our financial and other covenants, we could be forced to curtail our operations, our creditors could accelerate our indebtedness and exercise other remedies and we could be required to pursue one or more alternative strategies, such as selling assets or refinancing or restructuring our indebtedness. However, such alternatives may not be feasible or adequate.

We have agreed to hold meetings of our stockholders every 90 days for purposes of removing the Floor Price of the 2021 Warrants, which may be time consuming and expensive.

On November 3, 2021, we sold 2021 Warrants to purchase an aggregate of 14,240,508 shares of common stock, together with 18,987,342 shares of our common stock, to certain accredited investors in a registered direct offering. Each 2021 Warrant has an initial exercise price of $1.97 per share (the Floor Price), and may be exercised commencing six months after the issuance date and terminating on the fifth anniversary thereof. The 2021 Warrants provide that if at any time the 2021 Warrants are outstanding, we issue or enter into any agreement to issue, or are deemed to have issued or entered into an agreement to issue, certain securities for consideration less than the then current exercise price of the 2021 Warrants, the exercise price of such 2021 Warrants will be automatically reduced to the lowest price per share of consideration provided or deemed to have been provided for such securities; provided, however, that unless and until we have received stockholder approval to reduce the exercise price of the 2021 Warrants below the Floor Price, no such adjustment to the exercise price may be made.

We have agreed to hold a special meeting of our stockholders every 90 days for the life of the 2021 Warrants to obtain stockholder approval of the removal of the Floor Price, which stockholder approval may never be obtained. Holding stockholder meetings is expensive, and requires significant time and efforts of our management. If stockholder approval is not obtained during the life of the 2021 Warrants, such expenses and diversion of management’s time and efforts could have a material adverse effect on our financial condition, business and operations.

Our long-term success depends, in part, on our ability to continue to expand our operations outside of the United States and, as a result, our business is susceptible to risks associated with international operations.

We currently conduct business throughout the world, and expect that international sales (including in emerging markets in Asia and elsewhere) will account for a significant portion of our total revenues and profits in the near term. We are making significant investments to continue to build our international operations and to expand globally, which may include acquiring international businesses and conducting business in jurisdictions where we do not currently operate. Managing a global organization is difficult, time consuming and expensive, and any international expansion efforts that we undertake may not be profitable in the near or long term or otherwise be successful. In addition, conducting international operations subjects us to risks that include, amongst other things:

●	the cost and resources required to localize our services, which requires the translation of our websites and their adaptation for local practices and legal and regulatory requirements;

●	adjusting the products and services we provide in foreign jurisdictions, as needed, to better address the needs of local owners, managers, distributors and travelers, and the threats of local competitors;

●	being subject to foreign laws and regulations, including those laws governing Internet activities, email messaging, collection and use of personal information, ownership of intellectual property, taxation and other activities important to our online business practices, which may be less developed, less predictable, more restrictive, and less familiar, and which may adversely affect financial results in certain regions;

●	competition with companies that understand the local market better than we do or who have pre-existing relationships with property owners, managers, distributors and travelers in those markets;

●	legal uncertainty regarding our liability for the transactions and content on our websites, including uncertainty resulting from unique local laws or a lack of clear precedent of applicable law;

●	lack of familiarity with, and the burden of complying with, a wide variety of other foreign laws, legal standards and foreign regulatory requirements, including invoicing, data collection and storage, financial reporting and tax compliance requirements, which are subject to unexpected changes;

●	laws and business practices that favor local competitors or prohibit or limit foreign ownership of certain businesses;

●	adapting to variations in foreign payment forms;

●	difficulties in managing and staffing international operations and establishing or maintaining operational efficiencies;

●	difficulties in establishing and maintaining adequate internal controls and security over our data and systems;

●	currency exchange restrictions and fluctuations in currency exchange rates;

●	potentially adverse tax consequences, which may be difficult to predict, including the complexities of foreign value added tax systems and restrictions on the repatriation of earnings;

●	increased financial accounting and reporting burdens and complexities and difficulties in implementing and maintaining adequate internal controls;

●	political, social and economic instability abroad, war, terrorist attacks and security concerns in general;

●	the potential failure of financial institutions internationally;

●	varying effects of global pandemics and epidemics, including COVID-19 on different countries;

●	reduced or varied protection for intellectual property rights in some countries; and

●	higher telecommunications and Internet service provider costs.

Operating in international markets also requires significant management attention and financial resources. We cannot guarantee that our international expansion efforts in any or multiple territories will be successful. The investment and additional resources required to establish operations and manage growth in other countries may not produce desired levels of revenue or profitability and could instead result in increased costs.

We are exposed to fluctuations in currency exchange rates.

Because we conduct a significant portion of our business outside the United States but report our results in U.S. dollars, we face exposure to adverse movements in currency exchange rates, which may cause our revenue and operating results to differ materially from expectations. In addition, fluctuation in our mix of U.S. and foreign currency denominated transactions may contribute to this effect as exchange rates vary. Moreover, as a result of these exchange rate fluctuations, revenue, cost of revenue, operating expenses and other operating results may differ materially from expectations when translated from the local currency into U.S. dollars upon consolidation. For example, if the U.S. dollar strengthens relative to foreign currencies our non-U.S. revenue would be adversely affected when translated into U.S. dollars. Conversely, a decline in the U.S. dollar relative to foreign currencies would increase our non-U.S. revenue when translated into U.S. dollars. We may enter into hedging arrangements in order to manage foreign currency exposure but such activity may not completely eliminate fluctuations in our operating results.

We currently rely on a small number of third-party service providers to host and deliver a significant portion of our products and services, and any interruptions or delays in services from these third parties could impair the delivery of our products and services and harm our business.

We rely on third-party service providers for numerous products and services, including payment processing services, data center services, web hosting services, online gaming platforms, insurance products for customers and travelers and some customer service functions. We rely on these companies to provide uninterrupted services and to provide their services in accordance with all applicable laws, rules and regulations.

We use a combination of third-party data centers to host our websites and core services. We do not control the operation of any of the third-party data center facilities we use. These facilities may be subject to break-ins, computer viruses, denial-of-service attacks, sabotage, acts of vandalism and other misconduct. They are also vulnerable to damage or interruption from power loss, telecommunications failures, fires, floods, earthquakes, hurricanes, tornadoes and similar events. We currently do not have a comprehensive disaster recovery plan in place. As a result, the occurrence of any of these events, a decision by our third-party service providers to close their data center facilities or to terminate their contracts with us without adequate notice or other unanticipated problems could result in loss of data as well as a significant interruption in our products and services and harm to our reputation and brand.

Furthermore, we depend on continuous and uninterrupted access to the Internet through third-party bandwidth providers to operate our business. If we lose the services of one or more of our bandwidth providers for any reason, or if their services are disrupted, we could experience disruption in our products and services or we could be required to retain the services of a replacement bandwidth provider, which could harm our business and reputation.

If these companies experience difficulties and are not able to provide services in a reliable and secure manner, if they do not operate in compliance with applicable laws, rules and regulations and, with respect to payment and card processing companies, if they are unable to effectively combat the use of fraudulent payments on our websites or games, our results of operations and financial positions could be materially and adversely affected. In addition, if such third-party service providers were to cease operations or face other business disruption either temporarily or permanently, or otherwise face serious performance problems, we could suffer increased costs and delays until we find or develop an equivalent replacement, any of which could have an adverse impact on our business and financial performance.

Currently pending or future litigation or governmental proceedings could result in material adverse consequences, including judgments or settlements.

From time to time, we are involved in lawsuits, regulatory inquiries, and may be involved in governmental and other legal proceedings arising out of the ordinary course of our business. Many of these matters raise difficult and complicated factual and legal issues and are subject to uncertainties and complexities. The timing of the final resolutions to these types of matters is often uncertain. Additionally, the possible outcomes or resolutions to these matters could include adverse judgments or settlements, either of which could require substantial payments, adversely affecting our results of operations and liquidity.

Changes in our effective tax rate could harm our future operating results.

We are subject to federal and state income taxes in the United States and in various foreign jurisdictions. Our provision for income taxes and our effective tax rate are subject to volatility and could be adversely affected by several circumstances, including:

●	earnings being lower than anticipated in countries that have lower tax rates and higher than anticipated in countries that have higher tax rates;

●	effects of certain non-tax-deductible expenses;

●	changes in the valuation of our deferred tax assets and liabilities;

●	transfer pricing adjustments, including the effect of acquisitions on our intercompany research and development cost sharing arrangement and legal structure;

●	adverse outcomes resulting from any tax audit;

●	our ability to utilize our net operating losses and other deferred tax assets; and

●	changes in accounting principles or changes in tax laws and regulations, or the application of the tax laws and regulations, including possible U.S. changes to the deductibility of expenses attributable to foreign income, or the foreign tax credit rules.

Significant judgment is required in the application of accounting guidance relating to uncertainty in income taxes. If tax authorities challenge our tax positions and any such challenges are settled unfavorably, it could adversely impact our provision for income taxes.

The industries in which we participate are highly competitive, and we may be unable to compete successfully with our current or future competitors.

The advertising, gaming, communications, fin tech, digital assets, and travel industries are all highly competitive. Our NextMedia business competes with companies that sell advertising, as well as with companies that provide social, media, and communication products and services that are designed to engage users on mobile devices and online. We face significant competition in every aspect of our NextMedia business, including from companies that facilitate communication and the sharing of content and information, companies that enable marketers to display advertising, companies that distribute video and other forms of media content, and companies that provide development platforms for applications developers. Additionally, we have seen, and expect to continue to see, new competitors enter the market for mobile games and existing competitors to allocate more resources to developing and marketing competing mobile games and applications.

The digital assets industry is highly innovative, rapidly evolving, and characterized by healthy competition, experimentation, changing customer needs, frequent introductions of new products and services, and subject to uncertain and evolving industry and regulatory requirements. Our NextFinTech business competes with other fin tech companies, including a number of companies operating both within the United States and abroad, and both those that focus on traditional financial services and those that focus on digital assets-based services. We expect competition in this sector to further intensify in the future as existing and new competitors introduce new products or enhance existing products.

Our NexTrip division is also subject to intense competition. The market to provide listing, search and marketing services for the alternative lodging rental (“ALR”) industry is very competitive and highly fragmented. In addition, the barriers to entry are low and new competitors may enter. There are thousands of vacation rental listing websites that compete directly with us for listings, travelers, or both, such as Booking.com, HomeAway.com, Airbnb, and TripAdvisor. Many of these competitors offer free or heavily discounted listings or focus on a particular geographic location or a specific type of rental property. Some of them also aggregate property listings obtained through various sources, including the websites of property managers some of whom will also market their properties on our websites. Competitors also operate websites directed at the wider fragmented travel lodging market, such as Airbnb and HomeAway, by listing either rooms or the owner’s primary home. We also compete with online travel agency websites, such as Expedia, Hotels.com, Kayak, Priceline, Booking.com, Orbitz and Travelocity, which have traditionally provided comprehensive travel services and some of whom are now expanding into the vacation rental category.

In addition, many of our current or potential competitors are larger, have longer operating histories, and have greater financial, technical, marketing, research and development, and other resources than we do. Many of our current and potential competitors enjoy substantial competitive advantages, such as greater name recognition in their markets, longer operating histories and larger marketing budgets, as well as substantially greater financial, technical and other resources. Many of our competitors offer products and services directed at more specific markets than those we target, enabling these competitors to focus a greater proportion of their efforts and resources on these markets. As a result, our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities and technologies. Furthermore, because of these advantages, existing and potential partners, customers, clients, and distributors might accept our competitors’ offerings, even if they may be inferior to ours. For all of these reasons, we may not be able to compete successfully against our current and future competitors. Any material decrease in demand for our products or services may have a material adverse effect on our business, financial condition, and results of operations.

If we do not successfully implement our acquisition strategies, the businesses and/or assets that we have acquired or invested in do not perform as expected, or we are unable to effectively integrate acquired businesses, our operating results and prospects could be harmed.

We face competition within our industry for acquisitions of businesses, technologies and assets, and, in the future, such competition may become more intense. As such, even if we are able to identify an acquisition that we would like to consummate, we may not be able to complete the acquisition on commercially reasonable terms, or at all, because of such competition. Furthermore, if we enter into negotiations that are not ultimately consummated, those negotiations could result in the diversion of management time and significant out-of-pocket costs. Even if we are able to complete such acquisitions, we may additionally expend significant amounts of cash or incur substantial debt to finance them, which indebtedness could result in restrictions on our business and use of available cash. In addition, we may finance or otherwise complete acquisitions by issuing equity or convertible debt securities, which could result in dilution of our existing stockholders. If we fail to evaluate and execute acquisitions successfully, we may not be able to realize their benefits.

Any businesses that we acquire or invested in, or those that we have already acquired or invested in, may not perform as well as we expect. If the companies we have invested in do not perform well, our investments could become impaired and our financial results could be negatively impacted. Failure to manage and successfully integrate acquired businesses and technologies could materially harm our business, financial condition or operating results. Additionally, we rely heavily on the representations and warranties provided to us by the sellers of acquired companies and assets, including as they relate to creation, ownership and rights in intellectual property, existence of open-source software and compliance with laws and contractual requirements. If any of these representations and warranties are inaccurate or breached, such inaccuracy or breach could result in costly litigation and assessment of liability for which there may not be adequate recourse against such sellers, in part due to contractual time limitations and limitations of liability.

Some members of our senior management team have limited experience in the day-to-day operations of the industries in which our businesses operate.

Some members of our senior management team have limited experience with respect to certain of the industries in which we operate, including commercial banking (NextBank) and ICOs (Longroot), and may have limited experience in other industries and markets which we may choose to enter. Our management team relies on the knowledge and talent of the employees in our operating subsidiaries to successfully operate these businesses on a day-to-day basis. We may not be able to retain, hire or train personnel as quickly or efficiently as we need or on terms that are acceptable to us. An inability to efficiently operate our businesses would have a material adverse effect on our business, financial conditions, results of operations, and prospects.

Our future success depends on the continuing efforts of our key employees and our ability to attract, hire, retain and motivate highly skilled employees in the future.

Our future success depends on the continuing efforts of certain of our key employees including, without limitation, Nithinan Boonyawattanapisut (our Co-Chief Executive Officer and a director), William Kerby (our Co-Chief Executive Officer and a director), Sirapop “Kent” Taepakdee (our Chief Financial Officer), Timothy Sikora (our Chief Operating Officer and Chief Information Officer), Andrew Greaves (our Chief Operating Officer), and Mark Vange (our Chief Technology Officer). We rely on the leadership, knowledge and experience that our executive officers provide. We also rely in large part on our ability to attract and retain high-quality operating personnel, as well as skilled technical and marketing personnel. The market for talent in our areas of operation is intensely competitive. As a result, we may incur significant costs to attract and retain employees, including significant expenditures related to salaries and benefits and compensation expenses related to equity awards.

Employee turnover, including changes in our management team, could disrupt our business. All of our employees may terminate his or her employment with us at any time for any reason. The loss of one or more of our executive officers, or our inability to attract and retain highly skilled employees, could have an adverse effect on our business, financial condition and results of operations.

Risks Related to Our NextMedia Business

We rely on relationships with developers to provide an extensive game portfolio and sufficient advertising spaces.

Our ability to sell advertising depends on establishing developers’ interest in integrating their mobile games with our platform. To provide sufficient inventory of advertising space, we need to maintain good relationships with developers and ensure our software does not impact any performance or weaken the security of the games that it integrates with. If our relationship with developers terminates for any reason, or if the commercial terms of our relationships are changed or do not continue to be renewed on favorable terms, we would need to qualify new developers, which could adversely impact our revenue and its business. Furthermore, in the event that game engines or other software frameworks that are used commonly by developers offer built-in features for advertising and rewards similar to the way we do, this could result in increased competition as developers may choose those options over ours.

We depend on servers and networks to operate our games and advertising. If we were to lose functionality in any of these areas for any reason, our businesses may be negatively impacted.

We relies on the continuous operation of servers, some of which are owned and operated by third parties. Although we strive to maintain more than sufficient server capacity, and provide for active redundancy in the event of limited hardware failure, any broad-based catastrophic server malfunction, a significant service-disrupting attack or intrusion by hackers that circumvents security measures, a failure of disaster recovery service or the failure of a company on which we are relying for server capacity to provide that capacity for whatever reason would likely degrade or interrupt the functionality of our software and products with online features, and could prevent the operation of such software and products altogether, any of which could result in the loss of sales.

We also rely on platforms and networks operated by third parties, such as the Apple Appstore and Google Play store, for the sale and digital delivery of downloadable games. An extended interruption to any of these services could adversely affect our ability to operate our NextMedia business, which could result in a loss of revenue and otherwise negatively impact our business.

Our products and internal systems rely on software and hardware that is highly technical, and any errors, bugs, or vulnerabilities in these systems, or failures to address or mitigate technical limitations in such systems, could adversely affect our business.

Our products and internal systems rely on software and hardware that is highly technical and complex. Additionally, our products and internal systems depend on the ability of such software and hardware to store, retrieve, process, and manage immense amounts of data. The software and hardware on which we rely may contain errors, bugs, or vulnerabilities, and our systems are subject to certain technical limitations that may compromise our ability to meet our objectives. Some errors, bugs, or vulnerabilities inherently may be difficult to detect and may only be discovered after the code has been released for external or internal use. Errors, bugs, vulnerabilities, design defects, or technical limitations within the software and hardware on which we rely have in the past led to, and may in the future lead to, outcomes including a negative experience for users and marketers who use such products; compromised ability of such products to perform in a manner consistent with our terms, contracts, or policies; delayed product introductions or enhancements; targeting, measurement, or billing errors; compromised ability to protect user data and/or our intellectual property; or reductions in our ability to provide some or all of our related services. In addition, any errors, bugs, vulnerabilities, or defects in our systems or the software and hardware on which we rely, failures to properly address or mitigate the technical limitations in our systems, or associated degradations or interruptions of service or failures to fulfill commitments to our users, have in the past led to, and may in the future lead to, outcomes including damage to our reputation, loss of users, loss of marketers, loss of revenue, regulatory inquiries, litigation, or liability for fines, damages, or other remedies, any of which could adversely affect our business and financial results.

The products or services we release may contain defects, bugs or errors.

Our products and services are extremely complex software programs and are difficult to develop and distribute. We have quality controls in place to detect defects, bugs or other errors in their products and services before they are released. Nonetheless, these quality controls are subject to human error, overriding, and resource or technical constraints. Our quality controls and preventative measures may not be effective in detecting all defects, bugs or errors in our products and services before they have been released into the marketplace. In such an event, the technological reliability and stability of our products and services could be below our standards and the standards of our players, and our reputation, brand and sales could be adversely affected. In addition, we could be required to, or may find it necessary to, offer a refund for the product or service, suspend the availability or sale of the product or service or expend significant resources to cure the defect, bug or error, each of which could significantly harm our business and operating results.

Our business partners may be unable to honor their obligations to us, or their actions may put us at risk.

We rely on various business partners, including third-party service providers, vendors, licensing partners, development partners, and licensees in many areas of our business. Their actions may put our business, reputation and brand at risk. In many cases, our business partners may be given access to sensitive and proprietary information in order to provide services and support to their teams, and they may misappropriate such information and engage in unauthorized use of it. In addition, the failure of these third parties to provide adequate services and technologies, or their failure to adequately maintain or update their services and technologies, could result in a disruption to our business operations. Further, disruptions in the financial markets, economic downturns including related to the COVID-19 pandemic, poor business decisions, or reputational harm may adversely affect our partners and they may not be able to continue honoring their obligations to us or could cease their arrangements with us. Alternative arrangements and services may not be available to us on commercially reasonable terms, if it all, or we may experience business interruptions upon a transition to an alternative partner or vendor. If we lose one or more significant business partners, our business could be harmed and our financial results could be materially affected.

We derive a significant portion of our revenues from advertisements, and if any events occur that negatively impact our relationships with advertisers, our advertising revenues and operating results would be negatively impacted.

We derive a significant portion of our revenues though advertisements and in-game offers. We must maintain good relationships with advertisers to ensure a sufficient inventory of advertisements and offers. Online advertising, including through mobile games and other mobile applications, is an intensely competitive industry. Many large companies, such as Amazon, Facebook and Google, invest significantly in data analytics to make their websites and platforms more attractive to advertisers. If our relationship with any advertising partners terminates for any reason, or if the commercial terms of our relationships are changed or do not continue to be renewed on favorable terms, we would need to qualify new advertising partners, which could negatively impact our revenues, at least in the short term.

In addition, Internet-connected devices and operating systems controlled by third parties increasingly contain features that allow device users to disable functionality that allows for the delivery of advertising on their devices. Device and browser manufacturers may include or expand these features as part of their standard device specifications.

Failure to launch a product for a major client, may adversely affect our growth.

We have an agreement in place with one of Southeast Asia’s largest retailers to develop a gamified virtual store for their e-commerce business. The virtual store is planned to be integrated with a casual game owned by us, and we intend to deliver native ads and coupons to both the virtual store and the integrated casual game. We believe that the launch of this product is critical, and such launch is expected to lead to significant growth of the Company, given the retailer’s reputation and existing large customer base. However, the virtual store may fail to launch due to our failure to deliver or the retailer prematurely terminating the agreement. We believe that any such failure to launch could have an adverse impact on our near-term growth prospects.

Risks Related to Our NextFinTech Business

Our Cryptocurrency business is required to be approved by the Office of the Commissioner of Financial Institutions (“OCFI”).

Next Bank International is required to get an approval from the OCFI for the cryptocurrency business. The application of getting an approval is a long process. It is estimated to be up to a year. It may not be approved. This may result in delaying the growth of the cryptocurrency business.

Although Longroot is a licensed ICO Portal in Thailand, it has not yet closed any offerings, and there can be no assurances that it will.

Longroot recently received its license to serve as an ICO Portal in Thailand, and has not yet closed any offerings. There can be no assurances that Longroot will close any offerings in the near future, if ever, or if it does, that any such offerings will be profitable. If Longroot is engaged to provide any such services, it could face claims from any dissatisfied clients and could incur liabilities in rendering any such services, which could damage our reputation and adversely affect other parts of our business. This risk is exacerbated by the fact that our management has limited ICO, and may not successfully or efficiently manage Longroot, which is subject to significant regulatory oversight and reporting obligations under Thai securities laws.

Acceptance and/or widespread use of digital assets is uncertain.

Currently, there is a relatively small use of digital assets in the retail and commercial marketplace for goods or services. In comparison, there is a relatively large use by speculators contributing to price volatility. Furthermore, although security tokens are increasingly being adopted by institutions, these are still at a nascent stage. There is no guarantee that digital assets will gain widespread adoption and a lack of acceptance or decline in acceptances could have a material adverse effect on our NextFinTech business, prospects or operations.

Digital Asset exchanges and other trading venues are relatively new.

Digital asset market prices depend, directly or indirectly, on the prices set on exchanges and other trading venues, which are new and, in most cases, largely unregulated as compared to established, regulated exchanges for securities, commodities or currencies. When digital asset exchanges or other trading venues are involved in fraud or experience security failures or other operational issues, such events could result in a reduction in digital asset prices, impact the success of our NextFinTech business, and have a material adverse effect on our business, prospects and operations.

There are cyber security risks related to digital asset trading.

Trading platforms and third-party service providers may be vulnerable to hacking or other malicious activity. As with any computer code generally, flaws in digital asset codes may be exposed to such negative activities. Several errors and defects have been found previously, including those that disabled some functionality for users of digital asset trading platforms and exposed such users’ personal information. Flaws in and exploitations of the source code allowing malicious actors to take or create money have previously occurred. Any of the above events affecting us may adversely affect our operations and results of operations.

We depend on third party cryptographic and algorithmic protocols governing the issuance of and transactions in digital assets.

Digital assets issued by us depend on the infrastructure of third party cryptographic and algorithmic protocols. The growth of this industry in general, and the use of digital assets in particular, is subject to a high degree of uncertainty, and the slowing or stopping of the development or acceptance of developing protocols may occur and is unpredictable. Furthermore, the occurrence of security or cryptography issues might adversely affect our ability to operate in the industry.

Our tokens might be used for illegal or improper purposes, which could expose us to additional liability and harm our business.

Our tokens remain susceptible to potentially illegal or improper uses, as criminals are using increasingly sophisticated methods to engage in illegal activities involving internet services, such as money laundering, terrorist financing, drug trafficking, human trafficking, illegal online gaming, romance and other online scams, prohibited sales of pharmaceuticals, fraudulent sale of goods or services, piracy of software, movies, music and other copyrighted or trademarked goods, unauthorized uses of credit and debit cards or bank accounts and similar misconduct. Tokenholders may also encourage, promote, facilitate or instruct others to engage in illegal activities. If the measures we have taken are too restrictive and inadvertently screen proper transactions, this could diminish customer experience which could harm our business.

Risks Related to Our NextTrip Business

If we are unable to introduce new or upgraded products, services or features that distributors, travelers or property owners and managers recognize as valuable, we may fail to drive additional travelers to the websites of our distributors, drive additional travelers to our websites, retain existing property owners and managers, attract new property owners and managers, retain existing distributors, and/or attract new distributors. Our efforts to develop new and upgraded services and products could require us to incur significant costs.

In order to attract travelers to our distributors, as well as our own online marketplace, while retaining, and attracting new, distributors, property owners and managers, we will need to continue to invest in the development of new products, services and features that both add value for travelers, distributors, property owners and managers and differentiate us from our competitors. The success of new products, services and features depends on several factors, including the timely completion, introduction and market acceptance of the product, service or feature. If travelers, distributors, property owners or managers do not recognize the value of our new services or features, they may choose not to utilize our products or list on our online marketplace.

The development and delivery of new or upgraded products, services or features involves inherent hazards and difficulties, and is costly. Efforts to enhance and improve the ease of use, responsiveness, functionality and features of our existing websites have inherent risks, and we may not be able to manage these product developments and enhancements successfully. We may not succeed in developing new or upgraded products, services or features or new or upgraded products, services or features may not work as intended or provide value. In addition, some new or upgraded products, services or features may be difficult for us to market and may also involve unfavorable pricing. Even if we succeed, we cannot guarantee that our property owners and managers will respond favorably.

In addition to developing our own improvements, we may choose to license or otherwise integrate applications, content and data from third parties. The introduction of these improvements imposes costs on us and creates a risk that we may be unable to continue to access these technologies and content on commercially reasonable terms, or at all. In the event we fail to develop new or upgraded products, services or features, the demand for our services and ultimately our results of operations may be adversely affected.

If we are unable to attract and maintain a critical mass of ALR listings and travelers, whether due to competition or other factors, our marketplace will become less valuable to property owners and managers and to travelers, and it could decrease our ability to generate revenue and net income in the future.

We anticipate that moving forward, most of our NextTrip division revenue will be generated when ALRs are booked by either customers to our website or by customers to distributors we provide ALRs to. Our revenue will be the difference between the funds received from our customers and distributors versus the net amount owed to the property owner/manager at the time of booking. Accordingly, our success primarily depends on our ability to attract owners, managers and travelers to NextTrip.com, NextTripVacations.com, Maupintour.com and to distributors. If property owners and managers choose not to market their ALRs through our websites, or instead list them with a competitor, we may be unable to offer a sufficient supply and variety of ALRs to attract travelers to our websites. Similarly, our volume of new and renewal listings may suffer if we are unable to attract travelers to our websites or, to the distributors. As a result of any of these events, the perceived usefulness of our online marketplace and the relationships with distributors may decline, and, consequently, it could significantly decrease our ability to generate revenue and net income in the future.

Our revenues and results of operations are subject to the ability of our distributors and partners to integrate our ALRs with their websites, and the timing of such integrations.

The integration of our ALRs with our distributors’ and partners’ websites is complicated and may involve various software components and application program interfaces (“APIs”). The timing of the integration of our distributors’ ability to access our ALR offerings stored in our Booking Engine is significantly dependent on the ability of such distributors to implement processes, procedures and in some cases, software or systems to integrate with our API, which will enable them to list our ALRs on their websites. We have little to no control over those processes, or the timing of such integrations.

Our NextTrip division’s future revenues and results of operations are substantially dependent on the timing of those integrations and in some cases the willingness of our distributors and partners to undertake additional steps and processes in order to provide us what we need, and in the form that we need, to implement such integrations. The failure of our partners and/or distributors to undertake the actions required so that we can successfully integrate our offerings, and/or any delay in such integrations, may have a negative effect on our revenues and results of operations. The actions of our partners and distributors, and/or their ability to undertake such actions, may further be limited by the effects of COVID-19.

If we are not able to maintain and enhance our NextTrip brand and the brands associated with our websites, our reputation and business may suffer.

It is important for us to maintain and enhance our brand identity in order to attract and retain property owners, managers, distributors and travelers. The successful promotion of our brands will depend largely on our marketing and public relations efforts. We expect that the promotion of our brands will require us to make substantial investments, and, as our market becomes more competitive, these branding initiatives may become increasingly difficult and expensive. In addition, we may not be able to successfully build our NextTrip brand identity without losing value associated with, or decreasing the effectiveness of, our other brand identities. If we do not successfully maintain and enhance our brands, we could lose traveler traffic, which could, in turn, cause property owners and managers to terminate or elect not to renew their listings with us. In addition, our brand promotion activities may not be successful or may not yield revenue sufficient to offset their cost, which could adversely affect our reputation and business.

We may be subject to liability for the activities of our property owners and managers, which could harm our reputation and increase our operating costs.

We may receive complaints related to certain activities on our websites, including disputes over the authenticity of an ALR listing. We may be subject to claims of liability for unauthorized use of credit card and/or bank account information, identity theft, phishing attacks, potential breaches of system security, libel, and infringement of third-party copyrights, trademarks or other intellectual property rights. Fraud may be purported by owners or managers listing properties which either do not exist or are significantly not as described in the listing. The methods used by perpetrators of fraud constantly evolve and are complex. Moreover, our trust and security measures may not detect all fraudulent activity. Consequently, we expect to receive complaints from travelers and requests for reimbursement of their rental fees, as well as actual or threatened related legal action against us in the usual course of business.

We may also be subject to claims of liability based on events that occur during travelers’ stays at ALRs, including those related to robbery, injury, death, and other similar incidents. These types of claims could increase our operating costs and adversely affect our business and results of operations, even if these claims do not result in liability, as we incur costs related to investigation and defense. The available terms and conditions of our websites specifically state that we are exempt from any liability to travelers relating to these matters. However, the enforceability of these terms varies from jurisdiction to jurisdiction, and the laws in this area are consistently evolving. If we are subject to liability or claims of liability relating to the acts of our property owners or managers, or due to fraudulent listings, we may be subject to negative publicity, incur additional expenses and be subject to liability, any of which could harm our business and our operating results.

Regulatory Risks Relating to Our Operations

Our business is subject to complex and evolving U.S. and foreign laws and regulations regarding privacy, data protection, content, competition, and consumer protection. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, increased cost of operations, or declines in user growth or engagement, or otherwise harm our business.

We are subject to a variety of laws and regulations in the United States and abroad that involve matters central to our business, including privacy, data protection and personal information, rights of publicity, content, intellectual property, advertising, marketing, distribution, data security, data retention and deletion, data localization and storage, data disclosure, electronic contracts and other communications, competition, consumer protection, product liability, telecommunications, e-commerce, taxation, economic or other trade prohibitions or sanctions, anti-corruption and political law compliance, securities law compliance, and online payment services. The introduction of new products, expansion of our activities in certain jurisdictions, or other actions that we may take may subject us to additional laws, regulations, or other government scrutiny. In addition, foreign data protection, privacy, content, competition, and other laws and regulations can impose different obligations or be more restrictive than those in the United States.

These U.S. federal and state and foreign laws and regulations, which in some cases can be enforced by private parties in addition to government entities, are constantly evolving and can be subject to significant change. As a result, the application, interpretation, and enforcement of these laws and regulations are often uncertain, particularly in the new and rapidly evolving industries in which we operate, and may be interpreted and applied inconsistently from country to country and inconsistently with our current policies and practices. Proposed or new legislation and regulations could also significantly affect our business. These laws and regulations, as well as any associated claims, inquiries, or investigations or any other government actions, may in the future lead to unfavorable outcomes including increased compliance costs, delays or impediments in the development of new products, negative publicity and reputational harm, increased operating costs, diversion of management time and attention, and remedies that harm our business, including fines or demands or orders that we modify or cease existing business practices.

Compliance with the E.U. General Data Protection Regulation (“GDPR”), Thailand’s Personal Data Protection Act (“PDPA”), the California Consumer Privacy Act (“CCPA”), and other regulatory and legislative privacy requirements will require significant operational resources and modifications to our business practices, and any compliance failures may have a material adverse effect on our business, reputation, and financial results.

We are engaged in ongoing privacy compliance and oversight efforts, including efforts to comply with the GDPR, the PDPA and other regulatory and legislative requirements around the world, including the CCPA. These compliance and oversight efforts will increase demand on our systems and resources, and will require significant investments, including investments in compliance processes, personnel, and technical infrastructure. Our privacy compliance and oversight efforts will require significant time and attention from management and our board of directors. In addition, regulatory and legislative privacy requirements are constantly evolving and can be subject to significant change and uncertain interpretation. If we are unable to successfully implement and comply with the mandates of the GDPR, the PDPA, CCPA, or other applicable regulatory or legislative requirements, or if we are found to be in violation of such requirements, we may be subject to regulatory or governmental investigations or lawsuits, which may result in significant monetary fines, judgments, or other penalties, and we may also be required to make additional changes to our business practices. Any of these events could have a material adverse effect on our business, reputation, and financial results.

Our processing, storage, use and disclosure of personal data will expose us to risks of internal or external security breaches and could give rise to liabilities as a result of governmental regulation, conflicting legal requirements or differing views of personal privacy rights.

We collect and use personally identifiable information in certain sectors of our business. The security of data when engaging in electronic commerce is essential in maintaining consumer and supplier confidence in our services. Substantial or ongoing security breaches whether instigated internally or externally on our systems or other internet-based systems could significantly harm our future business. It is possible that advances in computer circumvention capabilities, new discoveries or other developments, including our own acts or omissions, could result in a compromise or breach of customer transaction data.

There are risks of security breaches both on our own systems and on third party systems which store our information as we increase the types of technology that we use to operate our marketplace, such as mobile applications. We cannot guarantee that our, or our partners’, security measures will prevent security breaches or attacks. A party that is able to circumvent our security systems could misappropriate confidential or proprietary information, cause an interruption in our operations, damage our computers or those of our users, or otherwise damage our reputation and business. We may need to expend significant resources to protect against security breaches or to address problems caused by breaches, and reductions in website availability and response time could cause loss of substantial business volumes during the occurrence of any such incident. Security breaches could result in negative publicity, damage our reputation, expose us to risk of loss or litigation and possible liability and subject us to regulatory penalties and sanctions. Security breaches could also cause customers and potential customers to lose confidence in our security, which would have a negative effect on the value of our brand.

In our processing transactions, we expect to receive a large volume of personally identifiable data. We could be adversely affected if legislation or regulations are expanded to require changes in our business practices or if governing jurisdictions interpret or implement their legislation or regulations in ways that negatively affect our business, results of operations and financial condition.

Our business, products, and distribution are subject to increasing regulation in key territories. If we do not successfully respond to these regulations, our business could be negatively impacted.

The video game industry continues to evolve, and new and innovative business opportunities are often subject to new attempts at regulation. As such, legislation is continually being introduced, and litigation and regulatory enforcement actions are taking place, which may affect the way in which we, and other industry participants, may offer our content and features, and distribute and advertise products. These laws, regulations, and investigations are related to protection of minors, gambling, consumer privacy, accessibility, advertising, taxation, payments, intellectual property, distribution, and antitrust, among others.

For example, many foreign countries have laws that permit governmental entities to restrict or prohibit marketing or distribution of interactive entertainment software products because of the content therein (and similar legislation has been introduced from time to time at the federal and state levels in the United States, including legislation that attempts to impose additional taxes based on content). In addition, certain jurisdictions have laws that restrict or prohibit marketing or distribution of interactive entertainment software products with random digital item mechanics, or subject such products to additional regulation and oversight, such as reporting to regulators. Also, our games could in the future become subject to gambling-related rules and regulations and expose us to civil and criminal penalties. Further, the growth and development of electronic commerce and virtual items and currency may prompt calls for more stringent consumer protection laws that may impose additional burdens or limitations on operations of companies conducting business through the Internet and mobile devices. Also, existing laws or new laws regarding the marketing of in-app purchases, regulation of currency, banking institutions, unclaimed property, and money laundering may be interpreted to cover virtual currency or goods.

The adoption and enforcement of legislation that restricts the marketing, content, business model, or sales of our products in countries in which we do business may harm our sales, as the products they we offer to customers and the size of the potential audience for such products may be limited. We may be required to modify certain product development processes or products or alter marketing strategies to comply with regulations, which could be costly or delay the release of products. In addition, the laws and regulations affecting our products vary by territory and may be inconsistent with one another, imposing conflicting or uncertain restrictions. Failure to comply with any applicable legislation may also result in government-imposed fines or other penalties, as well as harm to our reputation.

Change in government regulations relating to the Internet could negatively impact our business.

We rely on consumers’ access to significant levels of Internet bandwidth for the digital delivery of our content and the functionality of our games with online features. Changes in laws or regulations that adversely affect the growth, popularity or use of the Internet, including laws impacting net neutrality, could impair our consumers’ online experiences, decrease the demand for our products and services or increase their cost of doing business. Given uncertainty around these rules relating to the Internet, including changing interpretations, amendments, or repeal of those rules, coupled with the potentially significant political and economic power of local Internet service providers and the level of Internet bandwidth access our products and services require, we could experience discriminatory or anti-competitive practices that could impede our growth, cause us to incur additional expenses, or otherwise negatively impact our business.

Regulatory changes or actions may restrict the use of digital assets in a manner that adversely affects our business, prospects or operations.

As digital assets have grown in both popularity and market size, governments around the world have reacted differently, with certain governments deeming them illegal while others have allowed their use and trade. Thailand, where our subsidiary Longroot Thailand is regulated, is the first country to approve a legal initial coin offering (“ICO”) portal for issuers. Under Thai Securities and Exchange Commission (“Thai SEC”) regulation, all digital asset issuance in Thailand must be approved by the Thai SEC and carried out via an approved ICO Portal such as ours. Governments may in the future take regulatory actions that prohibit or severely restrict the right to acquire, own, hold, sell, use or trade digital assets or to exchange digital assets for fiat currency. Similar actions by governments or regulatory bodies could impact our ability to continue to operate in the digital asset space and such actions could affect Longroot Thailand’s ability to continue as a going concern, which could have a material adverse effect on our business, prospects or operations.

In addition, the Thai SEC is authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of digital assets both inside and outside Thailand is a rapidly changing area of law and is subject to modification by government and judicial action. Digital assets also currently face an uncertain regulatory landscape in various jurisdictions. Various foreign jurisdictions may, in the near future, adopt laws, regulations or directives that affect digital assets and its users, particularly digital asset operators and service providers that fall within such jurisdictions’ regulatory scope. Such laws, regulations or directives may conflict with those of Thailand and may negatively impact the acceptance of digital assets by users, merchants and service providers outside of Thailand. The effect of any future domestic or foreign regulatory change on our digital assets related activities is unable to be predicted.

Furthermore, a large proportion of the digital assets we plan to issue are likely to be classified as securities. This will subject our digital asset activities to securities regulations in different jurisdictions, which could limit our business activities, such as restricting issuances to non-retail investors only. This may negatively impact our profitability. Furthermore compliance with existing laws and regulations will involve significant amounts of time, including that of our management and dedicated compliance personnel, all of which might negatively impact our results of operations.

Next Bank International is subject to various regulatory capital requirements. Regulatory changes or actions may alter the requirement of the capital.

Under capital adequacy guidelines, we must meet specific capital guidelines that involve quantitative measures of our assets, liabilities, and certain off-balance sheet items calculated under regulatory accounting practices. Our capital amounts and classification are also subject to qualitative components, risk weightings and other factors. Quantitative measures established by regulation to ensure capital adequacy require us to maintain minimum amounts and ratios of common equity; (i) Tier 1 capital to risk-weighted assets, and (ii) Tier 1 capital to average assets.

Unfavorable changes in, or interpretations of, government regulations or taxation of the evolving alternative ALRs, Internet and e-commerce industries could harm our operating results.

We have contracted for ALRs in markets throughout the world, in jurisdictions which have various regulatory and taxation requirements that can affect our operations or regulate the rental activity of property owners and managers. Compliance with laws and regulations of different jurisdictions imposing different standards and requirements is very burdensome because each region has different regulations with respect to licensing and other requirements for ALRs. Our online marketplaces are accessible by property owners, managers and travelers in many states and foreign jurisdictions. Our efficiencies and economies of scale depend on generally uniform treatment of property owners, managers and travelers across all jurisdictions. Compliance requirements that vary significantly from jurisdiction to jurisdiction impose added costs and increased liabilities for compliance deficiencies. In addition, laws or regulations that may harm our business could be adopted, or interpreted in a manner that affects our activities, including but not limited to the regulation of personal and consumer information and real estate licensing requirements. Violations or new interpretations of these laws or regulations may result in penalties, negatively impact our operations and damage our reputation and business.

In addition, regulatory developments may affect the ALR industry and the ability of companies like us to list those vacation rentals online. For example, some municipalities have adopted ordinances that limit the ability of property owners and managers to rent certain properties for fewer than 30 consecutive days and other cities may introduce similar regulations. Some cities also have fair housing or other laws governing whether and how properties may be rented, which they assert apply to ALR. Many homeowners, condominium and neighborhood associations have adopted rules that prohibit or restrict short-term vacation rentals. In addition, many of the fundamental statutes and regulations that impose taxes or other obligations on travel and lodging companies were established before the growth of the Internet and e-commerce, which creates a risk of these laws being used in ways not originally intended, that could burden property owners and managers or otherwise harm our business. These and other similar new and newly interpreted regulations could increase costs for, or otherwise discourage, owners and managers from listing their property with us, which could harm our business and operating results.

We are subject to anti-bribery, anti-corruption and similar laws and non-compliance with such laws could subject us to criminal penalties or significant fines and harm our business and reputation.

We are subject to anti-bribery and similar laws, such as the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the USA PATRIOT Act, U.S. Travel Act, the U.K. Bribery Act 2010 and Proceeds of Crime Act 2002, and possibly other anti-corruption, anti-bribery and anti-money laundering laws in countries in which we conduct business. Anti-corruption laws have been enforced with great rigor in recent years and are interpreted broadly. Such laws prohibit companies and their employees and their agents from making or offering improper payments or other benefits to government officials and others in the private sector. Noncompliance with these laws could subject us to investigations, sanctions, settlements, prosecution, other enforcement actions, disgorgement of profits, significant fines, damages, other civil and criminal penalties or injunctions, suspension and/or debarment from contracting with specified persons, the loss of export privileges, reputational harm, adverse media coverage, and other collateral consequences. Any investigations, actions and/or sanctions could have a material negative impact on our business, financial condition and results of operations.

Risks Related to Our Intellectual Property

If we do not adequately protect our intellectual property, our ability to compete could be impaired.

Our success is heavily dependent upon our intellectual property and other proprietary rights. To protect our intellectual property and other proprietary rights, we rely on a combination of copyright, trademark, patent and trade secret laws, contractual provisions and our user policy and restrictions on disclosure. Upon discovery of potential infringement of our intellectual property, we promptly take action we deem appropriate to protect our rights. We also enter into confidentiality agreements with our employees and consultants and seek to control access to and distribution of our proprietary information in a commercially prudent manner. The efforts we have taken to protect our intellectual property may not be sufficient or effective, and, despite these precautions, it may be possible for other parties to copy or otherwise obtain and use the content of our websites and products without authorization. We may be unable to prevent competitors from acquiring domain names or trademarks that are similar to, infringe upon or diminish the value of our domain names, service marks and our other proprietary rights. Even if we do detect violations and decide to enforce our intellectual property rights, litigation may be necessary to enforce our rights, and any enforcement efforts we undertake could be time-consuming, expensive, distracting and result in unfavorable outcomes. A failure to protect our intellectual property in a cost-effective and meaningful manner could have a material adverse effect on our ability to compete.

Effective trademark, copyright and trade secret protection may not be available in every country in which our products and services are offered, either in person or over the Internet. Further, the laws of certain countries do not protect proprietary rights to the same extent as the laws of the United States and, therefore, in certain jurisdictions, including in certain of the countries that we operate in, we may be unable to protect their proprietary technology adequately against unauthorized third-party copying, infringement or use, which could adversely affect our competitive position. In addition, the legal standards relating to the validity, enforceability and scope of protection of intellectual property rights are uncertain and still evolving.

Certain of our products, and particularly those offered by our NextMedia division, are subject to the threat of piracy and unauthorized copying, and inadequate intellectual property laws and other protections could prevent us from enforcing or defending our proprietary technologies. Further, the use of unauthorized “cheat” programs or the use of other unauthorized software modifications by users could impact multiplayer gameplay or lead to reductions in microtransactions in our games.

Piracy is a persistent problem for us, and policing the unauthorized sale, distribution and use of products is difficult, expensive, and time-consuming. Further, the laws of some countries in which our products are, or may be, distributed either do not protect products and intellectual property rights to the same extent as the laws of the United States, or are poorly enforced. In addition, although we take steps to make the unauthorized sale, distribution and use of our products more difficult and to enforce and police our rights, as do the operators of other platforms on which many of their games are played, these efforts may not be successful in controlling the piracy of products in all instances.

In addition, “cheating” programs or other unauthorized software tools and modifications that enable consumers to cheat in games could negatively impact the volume of microtransactions or purchases of downloadable content. In addition, vulnerabilities in the design of our products or the platforms upon which they run could be discovered after their release, which may result in lost revenues from paying consumers or increased cost of developing technological measures to respond to these, either of which could negatively impact our business.

We may be subject to claims that we violated intellectual property rights of others, which are extremely costly to defend and could require us to pay significant damages and limit our ability to operate.

Companies in the Internet and technology industries, and other patent and trademark holders seeking to profit from royalties in connection with grants of licenses, own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. There may be intellectual property rights held by others, including issued or pending patents and trademarks, that cover significant aspects of our technologies, content, branding or business methods. Any intellectual property claims against us, regardless of merit, could be time-consuming and expensive to settle or litigate and could divert our management’s attention and other resources. These claims also could subject us to significant liability for damages and could result in our having to stop using technology, content, branding or business methods found to be in violation of another party’s rights. We might be required or may opt to seek a license for rights to intellectual property held by others, which may not be available on commercially reasonable terms, or at all. If we cannot license or develop technology, content, branding or business methods for any allegedly infringing aspect of our business, we may be unable to compete effectively. Even if a license is available, we could be required to pay significant royalties, which could increase our operating expenses. We may also be required to develop alternative non-infringing technology, content, branding or business methods, which could require significant effort and expense and be inferior. Any of these results could harm our operating results.

Our ability to acquire and maintain licenses to intellectual property may affect our revenue and profitability.

While most of the intellectual property we use in our games is created by us, we also acquire rights to third-party intellectual property. Proprietary licenses typically limit our use of intellectual property to specific uses and for specific time periods, and include other contractual obligations with which we must comply. Competition for these licenses is intense. If we were unable to obtain and remain in compliance with the terms of these licenses or obtain additional licenses on reasonable economic terms, our revenue and profitability may be adversely impacted. In addition, use of these intellectual properties generally requires that we pay a royalty to the licensor, which decreases our profitability.

We use open-source software in connection with certain of our games and services, which may pose particular risks to our proprietary software, products, and services, and which could have a negative impact on our business.

We use open-source software in connection with some of the games and services we offer. Some open-source software licenses require users who distribute open-source software as part of their software to publicly disclose all or part of the source code to such software or make available any derivative works of the open-source code on unfavorable terms or at no cost. The terms of various open-source licenses have not been interpreted by courts, and there is a risk that such licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our use of the open-source software. Were it to be determined that our use was not in compliance with a particular license, we may be required to release proprietary source code, pay damages for breach of contract, re-engineer games or products, discontinue distribution in the event re-engineering cannot be accomplished on a timely basis, or take other remedial action that may divert resources away from their game or technology development efforts, any of which could negatively impact our business.

Risks Related to Our Securities

The price of our common stock may fluctuate significantly, and investors could lose all or part of their investments.

The market price of our common stock is likely to be volatile and could be subject to wide fluctuations in response to, among other things, the risk factors described herein and other factors beyond our control. Factors affecting the trading price of our common stock could include, without limitation:

●	variations in our operating results and/or those of similar companies and our competitors;

●	changes in the estimates of our operating results or changes in recommendations by any securities analysts that elect to follow our common stock;

●	announcements of technological innovations, new products, services or service enhancements, strategic alliances or agreements by us or by our competitors;

●	marketing and advertising initiatives by us or our competitors;

●	threatened or actual litigation;

●	changes in our management;

●	market conditions in the industries in which we operate and the economy as a whole;

●	the overall performance of the equity markets;

●	sales of shares of our common stock by us or by existing stockholders;

●	global pandemics and epidemics, such as COVID-19; and

●	adoption or modification of regulations, policies, procedures or programs applicable to our business.

Furthermore, the stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations and general economic, political and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively affect the market price of our common stock regardless of our actual operating performance. Each of these factors, among others, could harm the value of our common stock.

In the past, many companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation; and we have previously been the target of this type of litigation. Securities litigation against us, regardless of the merits or outcome, could result in substantial costs and divert our management’s attention from other business concerns, which could materially harm our business.

Stockholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of our common stock or securities convertible into, or exercisable for, shares of our common stock.

Our board of directors has authority, without action or vote of our stockholders, to issue all or part of our authorized but unissued shares of common stock. In the past we have, and in the future we may, raise additional capital by selling shares of our common stock or securities convertible into, or exercisable for, shares of our common stock, possibly at a discount to the market price of such securities. These actions will result in dilution of the ownership interests of existing stockholders, which may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

The ownership of our capital stock is highly concentrated, which may prevent other stockholders from influencing significant corporate decisions and may result in conflicts of interest that could cause our stock price to decline.

As of February 25, 2022, Nithinan Boonyawattanapisut (our Co-Chief Executive Officer and a director) and her spouse, J. Todd Bonner (Chairman of our board of directors) beneficially own, together with entities controlled by them, approximately 20.5% of our issued and outstanding shares of common stock. In addition, Tree Roots Entertainment Group Co Ltd. (“Tree Roots”), and entity controlled by Jwanwat Ahriyavraromp and Pornsinee Chalermrattawongz, beneficially owns approximately 10.8% of our outstanding common stock as of February 25, 2022. Accordingly, Ms. Boonyawattanapisut and Mr. Bonner (together), and Mr. Ahriyavraromp and Mrs. Chalermrattawongz (through their control of Tree Roots), exert substantial influence over the Company and the outcome of corporate actions requiring stockholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of the Company’s assets or any other significant corporate transactions. These stockholders may also delay or prevent a change of control of the Company, even if such a change of control would benefit other stockholders of the Company. The significant concentration of stock ownership may adversely affect the trading price of our common stock due to investors’ perception that conflicts of interest may exist or arise.

Nevada law and our Articles of Incorporation authorize us to issue shares of stock, which shares may cause substantial dilution to our existing stockholders.

We have authorized capital stock consisting of 500,000,000 shares of common stock, par value $0.00001 per share; 3,000,000 shares of Series A Preferred stock, par value $0.01 per share; 10,000,000 shares of Series B Preferred Stock, par value $0.00001 per share; 3,828,500 shares of Series C Preferred Stock, par value $0.00001 per share; and 6,100,000 shares of Series D Preferred Stock, par value $0.00001 per share. As of February 25, 2022, we have 114,060,020 shares of common stock issued and outstanding, and no preferred stock issued and outstanding. As a result, our board of directors can issue a large number of additional shares of common stock without stockholder approval, and if additional shares are issued, it could cause substantial dilution to our then stockholders.

Additionally, shares of preferred stock may be issued by our board of directors without stockholder approval with voting powers, and such preferences and relative, participating, optional or other special rights and powers as determined by our board of directors, which may be greater than the shares of common stock currently outstanding. The issuance of shares of preferred stock, depending on the rights, preferences and privileges attributable to shares thereof, could reduce the voting rights and powers of our common stock and the portion of our assets allocated for distribution to common stockholders in a liquidation event, and could also result in dilution in the book value per share of our outstanding common stock. The preferred stock could also be utilized, under certain circumstances, as a method for raising additional capital or discouraging, delaying or preventing a change in control of the Company, to the detriment of our current stockholders.

If we fail to maintain effective internal controls, it could adversely affect our financial position and lower our stock price.

We are subject to reporting and other obligations under the Exchange Act, including the requirements of the Sarbanes-Oxley Act. These provisions require annual management assessments of the effectiveness of our internal controls over financial reporting. We also operate in a complex environment and expect these obligations, together with our rapid growth and expansion through acquisitions, to place significant demands on our management and administrative resources, including accounting and tax resources. If we are unable to conclude that our internal control over financial reporting is effective, our investors could lose confidence in the accuracy and completeness of our financial reports.

If securities analysts and other industry experts do not publish research or publish negative research about our business, our stock price and trading volume could decline.

The trading market for our common stock depends in part on the research, reports and other media that securities analysts and other industry experts publish about us or our business. If security analysts do not cover our stock, downgrade our stock or publish negative research about our business, our stock price could decline. If analysts do not cover us in the future or fail to publish reports on us regularly, we could lose visibility in the stock market and demand for our stock could decrease, which could cause our stock price or trading volume to decline. If one or more industry analysts publish negative statements about our business, our stock price could decline.

We adopted provisions in our amended and restated articles of incorporation limiting the liability of management to stockholders.

We have adopted provisions, and will maintain provisions, to our amended and restated articles of incorporation that limit the liability of our directors, and provide for indemnification by us of our directors and officers to the fullest extent permitted by Nevada law. Our amended and restated articles of incorporation and Nevada law provide that directors have no personal liability to third parties for monetary damages for actions taken as a director, except for breach of duty of loyalty, acts or omissions not in good faith involving intentional misconduct or knowing violation of law, unlawful payment of dividends or unlawful stock repurchases, or transactions from which the director derived improper personal benefit. Such provisions limit the stockholders’ ability to hold directors liable for breaches of fiduciary duty and reduce the likelihood of derivative litigation against directors and officers.

Risks Related to this Offering

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

Pursuant to our agreements with Streeterville, we are obligated to use at least 20% of the gross proceeds of any sale of shares of our common stock in this offering to pay down the balance of each of the March 2021 Streeterville Note and October 2021 Streeterville Note (including any prepayment penalties incurred as a result of such payments) for so long as such notes remain outstanding. Other than payments that must be made to Streeterville, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. For example, management could invest the proceeds in assets or capital projections that do not produce attractive returns or to make acquisitions of properties or businesses that do not prove to be attractive or otherwise are unsuccessful. Conversely, management may not be able to identify and complete prospects, investments or acquisitions. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operations and cause the price of our common stock to decline.

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 33,333,333 shares of our common stock are sold during the term of the Sales Agreement with Wainwright at a price of $0.60 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on February 25, 2022, for aggregate gross proceeds of approximately $20 million, after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $0.32 per share, representing the difference between the assumed offering price per share and our as adjusted net tangible book value per share as of November 30, 2021 after giving effect to this offering. The exercise of outstanding warrants may result in further dilution of your investment. See the section of this prospectus entitled “Dilution” for a more detailed illustration of the dilution you would incur if you participate in this offering.

The common stock offered hereby may be sold in “at-the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to Wainwright at any time throughout the term of the Sales Agreement. The number of shares that are sold by Wainwright after delivering a sales notice will fluctuate based on the market price of our common stock during the sales period and limits we set with Wainwright. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

Certain of our outstanding warrants include anti-dilutive rights.

Certain of our outstanding warrants include anti-dilution rights, which provide that if at any time while such warrants are outstanding, we issue or enter into an agreement to issue, or are deemed to have issued or entered into an agreement to issue (which includes the issuance of securities convertible or exercisable for shares of our common stock), securities for consideration less than the then current exercise price of such warrants, the exercise price of such warrants shall be automatically reduced to the lowest price per share of consideration provided or deemed to have been provided for such securities. As of February 25, 2022, there were warrants to purchase an aggregate of 14,430,908 shares of our common stock that include the foregoing anti-dilution provisions outstanding, consisting of (i) 2021 Warrants to purchase 14,240,508 shares of common stock, which 2021 Warrants currently have an exercise price of $1.97 per share (the “Floor Price”), and (ii) warrants to purchase 190,400 shares of common stock that we issued to certain institutional investors on October 2, 2018 (the “2018 Warrants”), which 2018 Warrants currently have an exercise price of $2.00 per share. Unless and until we received shareholder approval to reduce the exercise price of the 2021 Warrants below the Floor Price, no such adjustment to the exercise price of the 2021 Warrants may be made. Although we have not received stockholder approval to remove the Floor Price of the 2021 Warrants to date, we have agreed to hold special meetings of our stockholders every three months, for so long as the 2021 Warrants remain outstanding, to obtain such stockholder approval. Pursuant to the terms of the 2018 Warrants, the exercise price thereof may not be reduced below $0.57 per share. Adjustments to the exercise price of the 2018 Warrants are not subject to approval by our stockholders.

In the event that shareholder approval of removal of the Floor Price is obtained during the term of the 2021 Warrants, the subsequent sale of any shares in this offering at a price below $1.97 per share will result in an automatic reduction of the exercise price of the 2021 Warrants to a price equal to the lowest price at which such shares are sold. In the event that any such sale occurs prior to shareholder approval of removal of the Floor Price, the exercise price of the 2021 Warrants will be reduced to the lowest price of any such prior sales effective immediately upon receipt of shareholder approval. Additionally, the sale of any shares in this offering at a price below $2.00 per share will result in an automatic reduction of the exercise price of the 2018 Warrants to a price equal to the lowest price at which such shares are sold, subject to a floor of $0.57 per share.

You will experience further dilution if we issue additional equity securities in the future.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exercisable or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. In addition, as of February 25, 2022, approximately 14,811,679 shares of common stock, representing approximately 13% of our outstanding shares of common stock as of such date, were subject to outstanding warrants and were eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules and Rule 144 and Rule 701 under the Securities Act. To the extent that outstanding warrants are exercised, investors purchasing our common stock in this offering will experience further dilution.

Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.

Future sales of substantial amounts of our common stock (including in this offering), or securities convertible or exchangeable into shares of our common stock, into the public market, including shares of our common stock issued upon exercise of options and warrants, or the perception that those sales could occur, could adversely affect the prevailing market price of our common stock and our ability to raise capital in the future. Additionally, the market price of our common stock could decline as a result of sales by, or the perceived possibility of sales by, our existing stockholders of shares of our common stock in the market after this offering. These sales might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate.

We do not intend to pay dividends on our common stock for the foreseeable future.

We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock for the foreseeable future. Investors should not rely on an investment in us if they require income generated from dividends paid on our capital stock. Because we do not intend to pay dividends on our common stock, any income derived from our common stock would only come from a rise in the market price of our common stock, which is uncertain and unpredictable.

USE OF PROCEEDS

We may issue and sell shares of our common stock having an aggregate offering price of up to $20,000,000 from time to time. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that, in the future, we will sell any shares under or fully utilize the Sales Agreement with the sales agent as a source of financing.

As discussed in further detail in the Prospectus Summary section of this prospectus supplement, we are obligated to pay Streeterville 20% of the gross proceeds that we receive from the sale of shares of our common stock or preferred stock to pay down the outstanding balance of each of the March 2021 Streeterville Note and October 2021 Streeterville Note, which payments are subject to a prepayment penalty equal to 10% of the amount of the outstanding balance that is paid. In addition, pursuant to the terms and conditions of such notes, we may prepay all or any portion of the outstanding balance of such notes at any time, subject to a prepayment penalty equal to 10% of the amount of the outstanding balance to be prepaid. The March 2021 Streeterville Note and October 2021 Streeterville Note each bear interest at a rate of 10% per annum and mature 12 months after their respective issuance dates.

As of February 25, 2022, the outstanding balance (including all interest accrued as of such date) of the March 2021 Streeterville Note and October 2021 Streeterville Note was $2,980,541 and $1,722,862, respectively.

We currently intend to use at least 20% of the gross proceeds of each sale of common stock sold in this offering to pay down the balance of each of the March 2021 Streeterville Note and the October 2021 Streeterville Note (including any prepayment penalties incurred as a result of such payments), as required pursuant to the terms and conditions of such notes. We reserve the right to use a greater portion of the gross proceeds of this offering to repay a larger portion of the outstanding balance of such notes, and may repay up to the full outstanding balance of the March 2021 Streeterville Note and the October 2021 Streeterville Note with proceeds received from this offering.

We currently intend to use the remaining net proceeds from this offering, after making the payments discussed above, to pay certain accrued legal bills incurred by us in connection with the Axion litigation, and for working capital and general corporate purposes. We may also use all or a portion of the remaining net proceeds from this offering to fund investments in, or acquisitions of, complementary businesses, technologies or products, but we currently have no definitive agreements or commitments (other than under the Go Game Purchase Agreement) with respect to any investment or acquisition that will require us to make cash payments. We will have broad discretion in the way that we use the net proceeds of this offering.

Notwithstanding the above, the precise amount and timing of the application of the proceeds from this offering will depend on numerous factors. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Depending on the outcome of our efforts and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different manners than we currently anticipate. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in money market funds, certificates of deposit and corporate debt securities

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock, and we do not currently intend to pay any cash dividends on our common stock for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our common stock will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements and any contractual restrictions.

DILUTION

If you invest in shares of common stock offered by this prospectus supplement, you will experience dilution to the extent of the difference between the public offering price per share of common stock you pay in this offering and the net tangible book value per share of our common stock immediately after giving effect to this offering.

The net tangible book value of our common stock as of November 30, 2021 was approximately $20.5 million, or approximately $0.19 per share of common stock, based upon 109,247,388 shares outstanding as of November 30, 2021. Net tangible book value represents total tangible assets less total liabilities. Net tangible book value per share represents net tangible book value divided by the total number of shares of common stock outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the assumed sale of shares of common stock in the aggregate amount of $20,000,000 in this offering at the assumed public offering price of $0.60 per share (the closing sales price of our common stock on the Nasdaq Capital Market on February 25, 2022), and after deducting the commissions and other estimated offering expenses payable by us, our as adjusted net tangible book value per share of our common stock at November 30, 2021 would have been approximately $39.8 million, or approximately $0.28 per share of common stock. This represents an immediate increase in net tangible book value per share of our common stock of approximately $0.09 per share to existing stockholders and an immediate dilution of approximately $0.32 per share to purchasers in this offering.

The following table illustrates this per-share dilution:

Assumed offering price per share		$0.60
Net tangible book value per share as of November 30, 2021	$0.19
Increase in net tangible book value per share attributable to this offering	$0.09
As adjusted net tangible book value per share as of November 30, 2021, after this offering		$0.28
Dilution per share to investors participating in this offering		$0.32

The table above assumes for illustrative purposes, that an aggregate of 33,333,333 shares of our common stock are sold at an assumed price of $0.60 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on February 25, 2022, for aggregate gross proceeds of approximately $20.0 million. The shares sold in this offering, if any, will be sold from time to time at various prices. A $0.25 increase in the assumed public offering price of $0.60 per share (the closing sales price of our common stock on the Nasdaq Capital Market on February 25, 2022), would increase the as adjusted net tangible book value after the offering by $0.06 per share and would increase the dilution to new investors by $0.19 per share, after deducting commissions and estimated offering expenses payable by us in connection with this offering. A $0.25 decrease in the assumed public offering price of $0.60 per share (the closing sales price of our common stock on the Nasdaq Capital Market on February 25, 2022), would decrease the as adjusted net tangible book value after the offering by $0.06 per share and would decrease the dilution to new investors by $0.19 per share, after deducting commissions and estimated offering expenses payable by us in connection with this offering. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered.

The number of shares of common stock to be outstanding after this offering is based on 109,247,388 shares of common stock outstanding as of November 30, 2021, and excludes the following, in each case as of such date:

●	14,986,679 shares of common stock issuable upon the exercise of outstanding warrants to purchase shares of common stock outstanding as of November 30, 2021, with a weighted-average exercise price of $2.06 per share;

●	shares of common stock, including securities convertible or exercisable for shares of common stock, that may be granted under our equity incentive plans; and

●	319,972 shares of common stock which may be issuable upon the exercise of the outstanding convertible promissory notes as of November 30, 2021.

To the extent that outstanding warrants are exercised, investors purchasing our common stock in this offering will experience further dilution. In addition, to the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with Wainwright, as our sales agent, under which we may issue and sell from time to time shares of our common stock having an aggregate offering price of not more than $20,000,000 pursuant to this prospectus supplement and the accompanying prospectus. Sales of our common stock, if any, will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act, including by sales made directly on or through the Nasdaq Capital Market or another market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the sales agent. If we and Wainwright agree on any method of distribution other than sales of shares of our common stock on or through the Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

Wainwright will offer our common stock at prevailing market prices subject to the terms and conditions of the Sales Agreement, as agreed upon by us and Wainwright. We will designate the maximum number of shares which we desire to sell on a daily basis or otherwise, any minimum price per share below which sales may not be made, and other sale parameters as we deem appropriate. We may instruct the sales agent not to sell any shares if the sales cannot be effected at or above the price designated by us in any such instruction. Subject to the terms and conditions of the Sales Agreement, Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell on our behalf all of the shares of common stock so designated. We or Wainwright may suspend the offering of our common stock being made through Wainwright under the Sales Agreement upon proper notice to the other party.

Settlement for sales of common stock will occur on the second business day, or such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement and the accompanying prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Wainwright in cash, upon each sale of our shares of common stock pursuant to the Sales Agreement, a commission equal to 3.0% of the gross proceeds from each sale of shares of our common stock. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the Sales Agreement, we agreed to reimburse Wainwright for the documented fees and costs of its legal counsel reasonably incurred in connection with entering into the transactions contemplated by the Sales Agreement in an amount not to exceed $50,000 in the aggregate. Additionally, pursuant to the terms of the Sales Agreement, we agreed to reimburse Wainwright for the documented fees and costs of its legal counsel reasonably incurred in connection with Wainwright’s ongoing diligence, drafting and other filing requirements arising from the transactions contemplated by the Sales Agreement in an amount not to exceed $2,500 in the aggregate per calendar quarter. We will report at least quarterly the number of shares of common stock sold through Wainwright under the Sales Agreement, the net proceeds to us and the compensation paid by us to Wainwright in connection with the sales of common stock.

In connection with the sales of common stock on our behalf, Wainwright may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Wainwright may be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to Wainwright against certain liabilities, including liabilities under the Securities Act or the Exchange Act.

Under the terms of the Sales Agreement, we also may sell shares of our common stock to Wainwright, as principal for its own account, at a price per share agreed upon at the time of sale. If we sell shares to Wainwright as principal, we will enter into a separate terms agreement with the sales agent and we will describe the agreement in a separate prospectus supplement or pricing supplement.

The offering of our shares of common stock pursuant to the Sales Agreement will terminate upon the earlier of the (i) sale of all of our shares of common stock provided for in this prospectus supplement or (ii) termination of the Sales Agreement as permitted therein.

Wainwright and its affiliates may in the future provide various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they may in the future receive customary fees. To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our shares of common stock while the offering is ongoing under this prospectus supplement. This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Wainwright and Wainwright may distribute this prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement will be passed upon for us by Procopio, Cory, Hargreaves & Savitch LLP, San Diego, California. Certain legal matters in connection with the offering will be passed upon for the sales agent by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated balance sheets of the Company as of February 28, 2021, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, appearing in the Company’s Annual Report on Form 10-K for the year ended February 28, 2021, have been audited by TPS Thayer, LLC, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

The consolidated balance sheets of the Company as of February 29, 2020 and February 28, 2019, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, appearing in the Company’s Annual Reports on Form 10-K for the year ended February 29, 2020 and February 28, 2019, have been audited by Thayer O’Neal Company, LLC, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

The consolidated balance sheet of HotPlay Enterprise Limited as of and for the period from March 6, 2020 (Inception) to February 28, 2021, and the related consolidated statement of comprehensive loss, consolidated statement of changes in shareholders’ equity, and consolidated statement of cash flows for the period from March 6, 2020 (Inception) to February 28, 2021, appearing in the Company’s Current Report on Form 8-K/A (Amendment No. 1), filed with the SEC on September 8, 2021, have been audited by TPS Thayer, LLC, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus supplement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or had, or is to receive, any interest, directly or indirectly, in our Company or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC like us. Our SEC filings are also available to the public from the SEC’s website at https://www.sec.gov.

This prospectus supplement and the accompanying prospectus constitute a part of a registration statement on Form S-3 we filed with the SEC under the Securities Act. This prospectus supplement and the accompanying prospectus, which form part of the registration statement, do not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is hereby made to the registration statement and our other filings with the SEC. The registration statement may be inspected at the SEC’s website set forth, above. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

Additional information about us is available on our website at www.Nextplaytechnologies.com. We have included our website address as a textual reference and do not intend it as an active link to our website. The contents of our website are not part of this prospectus supplement, and you should not consider the contents of our website in making an investment decision with respect to our securities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement from the date on which we file that document. Any reports filed by us with the SEC (i) on or after the date of filing of the registration statement and (ii) on or after the date of this prospectus supplement and before the termination of the offering of the securities by means of this prospectus supplement will automatically update and, where applicable, supersede information contained in this prospectus supplement or incorporated by reference into this prospectus supplement.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering (excluding any document, or portion thereof, to the extent disclosure is furnished and not filed):

●	Our Annual Report on Form 10-K for the fiscal year ended February 28, 2021, filed with the SEC on June 8, 2021;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2021, filed with the SEC on July 14, 2021, our Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2021, filed with the SEC on October 20, 2021, and our Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2021, filed with the SEC on January 13, 2022;

●	Our Current Reports on Form 8-K and Form 8-K/A (other than information furnished rather than filed) filed with the SEC on March 22, 2021, March 26, 2021, April 6, 2021, April 7, 2021, April 8, 2021, April 9, 2021, April 19, 2021, May 11, 2021, May 18, 2021, May 21, 2021, June 2, 2021, June 11, 2021, June 14, 2021, June 25, 2021, July 7, 2021, July 7, 2021, July 9, 2021, July 27, 2021, August 23, 2021, August 25, 2021, August 25, 2021, September 3, 2021, September 8, 2021, September 22, 2021, September 24, 2021, October 4, 2021, October 25, 2021, November 3, 2021, November 12, 2021, November 30, 2021, December 15, 2021, January 7, 2022, January 24, 2022, January 28, 2022, and January 31, 2022.

●	Our Definitive Proxy Statements on Schedule 14A filed with the SEC on March 4, 2021 and January 3, 2022; and

●	The description of our common stock contained in our Registration Statement on Form S-1 (File No. 333-220619), as originally filed with the SEC on September 25, 2017, including any amendment or report filed for the purpose of updating such description.

These documents contain important information about us, our business and our financial condition. Copies of documents incorporated by reference, excluding exhibits except to the extent such exhibits are specifically incorporated by reference, are available from us without charge, upon oral or written request to:

NextPlay Technologies, Inc.

1560 Sawgrass Corporate Parkway, Suite 130

Sunrise, Florida 33323

Attn: Secretary

Phone: (954) 888-9779

Fax: (954) 888-9082

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information in those documents that are deemed by the rules of the SEC to be furnished but not filed, after the date of this filing of this prospectus supplement and before the termination of this offering shall be deemed to be incorporated in this prospectus supplement and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. You will be deemed to have notice of all information incorporated by reference in this prospectus supplement as if that information was included in this prospectus supplement.

Statements made in this prospectus supplement or in any document incorporated by reference in this prospectus supplement as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PROSPECTUS

NextPlay Technologies, Inc.

$100,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, debt securities, warrants, or a combination of these securities or units (collectively referred to as “securities”) for an aggregate initial offering price of up to $100 million. The preferred stock may be convertible into shares of our common stock or shares of our preferred stock. The warrants may be exercisable for shares of our common stock or shares of our preferred stock or debt securities. The units may consist of any combination of the other types of securities described in this prospectus. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. Any prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus as well as the documents incorporated or deemed to be incorporated by reference herein or therein before you purchase any of the securities offered hereby.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “NXTP.” On October 25, 2021, the last reported sales price of our common stock on The Nasdaq Capital Market was $2.11 per share. There is currently no market for the other securities we may offer. The prospectus supplement will contain information, where applicable, as to any other listing of the securities on the Nasdaq Capital Market or any other securities market or exchange covered by the prospectus supplement. As of the date of this prospectus, our public float exceeds $75 million.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Investing in our securities involves risks. You should carefully consider the risk factors under, and incorporated by reference in, “Risk Factors” beginning on page7 of this prospectus, and the discussion of risk factors contained in our annual, quarterly and current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, which are incorporated by reference into this prospectus, and in the other documents incorporated by reference herein, before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 29, 2021.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:

●	this prospectus, which provides general information, some of which may not apply to your securities;

●	a prospectus supplement (including any free writing prospectus), which describes the terms of the securities, some of which may not apply to your securities and which may not include information relating to the prices of the securities being offered; and

●	if necessary, a pricing supplement, which describes the pricing terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the prospectus, you should rely on the information in the following order of priority:

●	the pricing supplement, if any;

●	the prospectus supplement; and

●	this prospectus.

We include cross-references in this prospectus and the prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the prospectus supplement provide the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, the SEC or the Commission, utilizing a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus, either individually or in units, in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information about the terms of that offering. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement and any related free writing prospectus that we may authorize to be provided to you is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read this prospectus and any prospectus supplement and free writing prospectus, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference” before making an investment decision. We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.

You should rely only on the information included or incorporated by reference in this prospectus, the accompanying prospectus supplement and any free writing prospectus. We have not authorized any dealer, salesman or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, the accompanying prospectus supplement and any free writing prospectus are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus, the accompanying prospectus supplement, and any free writing prospectus, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have previously filed with the SEC and incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement and any free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates. We will disclose any material changes in our affairs in a post-effective amendment to the registration statement of which this prospectus is a part, a prospectus supplement, free writing prospectus or a future filing with the Securities and Exchange Commission incorporated by reference in this prospectus. We do not imply or represent by delivering this prospectus that NextPlay Technologies, Inc., or its business, financial condition or results of operations, are unchanged after the date on the front of this prospectus or that the information in this prospectus is correct at any time after such date.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

Our logo and some of our trademarks and tradenames are used in this prospectus and the accompanying prospectus supplement and the documents incorporated by reference herein and therein. This prospectus and the accompanying prospectus supplement and the documents incorporated by reference herein and therein also include trademarks, tradenames and service marks that are the property of others. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus and the accompanying prospectus supplement and the documents incorporated by reference herein and therein may appear without the ®, ™ and SM symbols. References to our trademarks, tradenames and service marks are not intended to indicate in any way that we will not assert to the fullest extent under applicable law our rights or the rights of the applicable licensors if any, nor that respective owners to other intellectual property rights will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

The market data and certain other statistical information used throughout this prospectus and the applicable prospectus supplement are incorporated by reference herein and therein, are based on independent industry publications, reports by market research firms or other independent sources that we believe to be reliable sources. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all of the disclosures contained in this prospectus and the applicable prospectus supplement and incorporated herein and therein by reference, and we believe these industry publications and third-party research, surveys and studies are reliable. While we are not aware of any misstatements regarding any third-party information presented in this prospectus and the applicable prospectus supplement or incorporated herein or therein by reference, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under, and incorporated by reference in, the section entitled “Risk Factors” of this prospectus and the applicable prospectus supplement. These and other factors could cause our future performance to differ materially from our assumptions and estimates. Some market and other data included herein and the applicable prospectus supplement, as well as the data of competitors as they relate to NextPlay Technologies, Inc., is also based on our good faith estimates.

Unless the context otherwise requires, references in this prospectus and the applicable prospectus supplement to “we,” “us,” “our,” the “Registrant,” “NextPlay”, or the “Company,” refer to NextPlay Technologies, Inc. formerly Monaker Group, Inc., and its consolidated subsidiaries. In addition, unless the context otherwise requires, “FYE” refers to fiscal year end; “Exchange Act” refers to the Securities Exchange Act of 1934, as amended; “SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and “Securities Act” refers to the Securities Act of 1933, as amended. All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated. You should read the entire prospectus and the accompanying prospectus supplement before making an investment decision to purchase our securities.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered pursuant to this prospectus and the accompanying prospectus supplement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The registration statement can be read on the SEC’s website mentioned under the heading “Where You Can Find More Information”, below.

PROSPECTUS SUMMARY

The following summary highlights material information found in more detail elsewhere in, or incorporated by reference in, the prospectus. It does not contain all of the information you should consider. As such, before you decide to buy our securities, in addition to the following summary, we urge you to carefully read the entire prospectus and documents incorporated by reference herein, the prospectus supplement, and any free writing prospectus, especially the risks of investing in our securities as discussed under, and incorporated by reference in, the sections entitled “Risk Factors” herein and therein. The following summary is qualified in its entirety by the detailed information appearing elsewhere in this prospectus.

Overview

NextPlay Technologies, Inc. offers an ecosystem for video gamers, digital consumers, and travelers through its three divisions: (i) Media; (ii) FinTech; and (iii) Travel. Through the development and integration of innovative technology solutions, NextPlay is building a unified platform that offers a suite of personal services for its users.

Media Division

HotPlay

HotPlay Enterprise Limited (“HotPlay”), which is wholly-owned by NextPlay, is an in-game advertising (“IGA”) platform that delivers advertisements into video games without disrupting gameplay, enabling video games to monetize without compromising on the integrity of the game. The platform enables advertisers and merchants of all sizes to hyper-locally deliver promotional coupons to gamers, offering them real world rewards from playing video games. Video games could also deliver relevant virtual rewards through the platform in order to increase retention rate.

Upon receiving the rewards, gamers are able to access them via the HotPlay redemption mobile application (“Redemption App”). The redemption app also features a list of games integrated with HotPlay IGA, giving video games visibility among the HotPlay user base.

In order to increase HotPlay IGA adoption among third party video game developers, HotPlay has established an in-house game development studio dedicated to developing casual and hyper-casual games that help showcase the capabilities of our technology.

Reinhart TV/Zappware

Reinhart TV AG/Zappware NV (“Reinhart”) is an award-winning entertainment service provider. The platform, which is currently deployed on devices across Europe and Latin America, provides end users with an intuitive and personalized multi-screen TV experience across set-top boxes, connected TVs, smartphones, tablets, and PCs. The platform also provides a service management system that enables operators to effectively manage user experience and monetization of their services.

Following the 51% acquisition of Reinhart on June 23, 2021, NextPlay is integrating its HotPlay IGA platform with Reinhart, which is anticipated to provide HotPlay access to Reinhart’s significant Pay TV customer base. Furthermore, the integration is expected to provide Reinhart with a more comprehensive offering for operators as they transition from a business-to-business (B2B) model to a business-to-business-to-consumer (B2B2C) model. NextPlay plans to further increase the combined platform suite of services by integrating FinTech and Travel offerings in the future.

FinTech Division

Longroot

NextPlay owns 100% of Longroot, Inc. (“Longroot”), which in turn owned 75 % of Longroot Limited, a Cayman Islands company (“Longroot Cayman”). Longroot Cayman owns 49% of the outstanding ordinary shares (with 51% of the Preferred shares owned by two Thai citizen nominee shareholders) of Longroot Holding (Thailand) Company Limited (“Longroot Thailand”), provided that Longroot Cayman controls 90% of Longroot Thailand’s voting shares and therefore effectively controls Longroot Thailand. Longroot Thailand is an Initial Coin Offering (“ICO”) Portal that provides digital asset financing and investment services that are fully regulated and licensed by the Securities and Exchange Commission of Thailand (the “Thai SEC”). It is focused on creating Thai regulated cryptocurrencies backed by high quality assets that are designed to be more resistant to market declines. The initial class of assets includes video games, insurance, precious metals, and real estate.

Longroot Thailand is a licensed ICO Portal under the Thai SEC, and is regulated under the Thai Digital Asset Law which stipulates that all offerings of digital assets have to be conducted via a Thai SEC licensed ICO Portal.

NextBank International

NextBank International (“NextBank”) (previously International Financial Enterprise Bank), which is wholly-owned by NextPlay, is an International Financial Entity (“IFE”) operating under the laws of the Commonwealth of Puerto Rico. Licensed under Act 273 by the Office of the Commissioner of Financial Institutions (“OCIF”), NextBank currently offers concierge services to high net worth individuals and entrepreneurs, and loan products.

Following the completed acquisition of NextBank on July 21, 2021, NextPlay plans to create a diversified FinTech solution company that offers asset banking, asset management and mobile payment and banking services.

Travel Division

NextTrip

NextTrip (currently operated through NextPlay) offers booking solutions for both business and leisure travel via NextTrip Business and NextTrip Journeys, respectively. NextTrip Business offers corporate travel management solutions for small- and medium- sized businesses and allows companies to manage travel expenses, travel booking, expense reports, and provides access to concierge-like travel support services, while NextTrip Journeys provides an online travel agency portal where Personal Journey Consultants book and manage vacation packages with concierge like services.

The platform is powered by a proprietary property management system and booking engine that has approximately 3.4 million instantly confirmed vacation rental units.

Additional Information

Additional information about us can be obtained from the documents incorporated by reference herein. See “Where You Can Find More Information”.

Our Contact Information

Our principal executive offices are located at 1560 Sawgrass Corporate Parkway, Suite 130, Sunrise, Florida 33323 and our telephone number is (954) 888-9779.

Additional information about us is available on our website at www.Nextplaytechnologies.com. We do not incorporate the information on or accessible through our websites into this prospectus, and you should not consider any information on, or that can be accessed through, our websites as part of this prospectus.

*****

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES
UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

*****

SECURITIES REGISTERED HEREBY THAT WE MAY OFFER

We may offer any of the following securities, either individually or in combination, with a total value of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of the offering:

●	common stock;

●	preferred stock, in one or more series;

●	debt securities;

●	warrants to purchase shares of common stock, shares of preferred stock or debt securities; or

●	any combination of the foregoing securities, in units.

We refer to our common stock, preferred stock, debt securities, warrants, and units collectively in this prospectus as the “securities.” This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement and may provide a free writing prospectus that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate offering price;

●	rates and times of payment of dividends, if any;

●	redemption, conversion or sinking fund terms, if any;

●	voting or other rights, if any;

●	conversion prices, if any; and

●	important federal income tax considerations.

We may sell the securities to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. We and our agents, underwriters and dealers reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents, underwriters or dealers, we will include in the applicable prospectus supplement:

●	the names of those agents, underwriters or dealers;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

Common Stock. We may offer shares of our common stock. Our common stock currently is listed on the Nasdaq Capital Market under the symbol “NXTP.” Shares of common stock that may be offered in this offering will, when issued and paid for, be fully paid and non-assessable. We have summarized certain general features of our stock under “Description of Common Stock.” We urge you to read our Articles of Incorporation, as amended and our Bylaws, as well as the applicable prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, related to any offering of our common stock.

Preferred Stock. We may offer shares of our preferred stock, in one or more series. Prior to the issuance of shares of each series, our Board of Directors will determine the rights, preferences, privileges and restrictions of such preferred stock series, and will adopt resolutions and file a certificate of designation with the Secretary of State of the State of Nevada. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, the following: any dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into shares of our common stock or preferred stock. Conversion may be mandatory or at your option and would be at prescribed conversion rates. Shares of preferred stock that may be offered in this offering will, when issued and paid for, be fully paid and non-assessable. If we elect to issue preferred stock, we will describe the specific terms of a particular series of preferred stock in the prospectus supplement relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the certificate of designation that describes the terms of any series of preferred stock we offer under this prospectus before the issuance of shares of that series of preferred stock. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered. We have summarized certain general features of the preferred stock under “Description of Preferred Stock.” We urge you to read the complete certificate of designation containing the terms of the applicable series of preferred stock, as well as the applicable prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, related to such series.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of shares of common stock, shares of preferred stock in one or more series, and/or debt securities in one or more series. We may issue warrants independently or in combination with common stock, preferred stock, and/or debt securities. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, related to the particular series of warrants being offered, as well as the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

Units. We may issue units representing any combination of common stock, preferred stock, debt securities and/or warrants from time to time. The units may be issued under one or more unit agreements. In this prospectus, we have summarized certain general features of the units.

We will incorporate by reference into the registration statement, of which this prospectus is a part, the form of unit agreement under which the units are designated, if any, describing the terms of the units we are offering before the issuance of the related units. We have summarized certain general features of the units under “Description of Units.” We urge you to read the prospectus supplements related to any units being offered, as well as the complete unit agreement, if any, designating the units.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will, and any free writing prospectus may, contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement and any information contained in any free writing prospectus, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K, and Item 1A, “Risk Factors” in our most recent Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, as such may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission in the future. For more information, see “Incorporation of Certain Documents by Reference.” The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and operations. If one or more of the possibilities described as risks actually occurs, our operating results and financial condition would likely suffer and the trading price of our securities could fall, causing you to lose some or all of your investment in the securities we are offering. In addition, please read “Forward-Looking Statements” in this prospectus, below, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains, and the prospectus supplement will contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this prospectus and the prospectus supplement. These factors include, but are not limited to:

•	Combining HotPlay and the Company may be more difficult, costly or time-consuming than expected and the Company may fail to realize the anticipated benefits of the HotPlay share exchange, including expected financial and operating performance of the combined company;

•	Uncertainty and illiquidity in credit and capital markets can impair our ability to obtain credit and financing on acceptable terms and can adversely affect the financial strength of our business partners;

•	Various third parties owe the Company a significant amount of money which may not be timely paid, if at all;

•	The Company owes significant amounts to Streeterville Capital, LLC, which is secured by a security interest over substantially all of its assets;

•	The Company will need to raise additional funding to support its operations, both before and after the closing, which funding may not be available on favorable terms, if at all;

•	The Company’s operations have been negatively affected by, and have experienced material declines as a result of, COVID-19 and the governmental responses thereto;

•	Currently pending and future litigation affecting the Company may have a material adverse effect on the Company;

•	The Company’s operations are subject to uncertainties and risks outside of its control, including third party delays in submissions of alternative lodging rental listings and failures to maintain such rental listings, integrations of such listings and the renewal of such listings;

•	The Company is subject to extensive government regulations and rules, the failure to comply which may have a material adverse effect on the Company;

•	The success of the Company is subject to the development of new products and services over time;

•	Longroot Holding (Thailand) Company Limited’s (“Longroot Thailand’s”) operations are subject to risks associated with cryptocurrency exchanges being a new industry, regulatory changes and/or restrictions, potential illegal uses of cryptocurrencies, the acceptance and widespread use of cryptocurrencies, cyber security risks, and competing blockchain technologies;

•	NextBank International’s operations are subject to numerous risks, regulatory changes and/or restrictions;

•	The Company is subject to competition with competitors who have significantly more resources, more brand recognition and a longer operating history than the Company;

•	The Company is subject to risks associated with failures to maintain intellectual property and claims by third parties relating to allegation that the Company violated such third parties’ intellectual property rights;

•	The Company relies on third party service providers and the failure of such third parties to provide the services contracted for, on the terms contracted, or otherwise, could have a material adverse effect on the Company;

•	The Company relies on the Internet and Internet infrastructure for its operations and in order to generate revenues;

•	The Company’s ability to raise funding, and dilution caused by such fundings, anti-dilution rights included in outstanding warrants; and

•	The trading price of the Company’s common stock is subject to numerous risks, including volatility and illiquidity;

•	The price of our common stock may fluctuate significantly, and you could lose all or part of your investment;

•	The officers and directors of the Company have the ability to exercise significant influence over the Company;

•	Our business depends substantially on property owners and managers renewing their listings;

•	The market in which we participate is highly competitive, and we may be unable to compete successfully with our current or future competitors;

•	If we are unable to adapt to changes in technology, our business could be harmed;

•	We may be subject to liability for the activities of our property owners and managers, which could harm our reputation and increase our operating costs;

•	We have incurred significant losses to date and require additional capital which may not be available on commercially acceptable terms, if at all; and

•	other risk factors included under or incorporated by reference in, “Risk Factors” above and under “Risk Factors” in any prospectus supplement and filings incorporated by reference herein and therein.

You should read this prospectus and the prospectus supplement, those documents incorporated by reference herein and therein, and those documents which we have filed with the SEC as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

Forward-looking statements speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus, as applicable. Except to the extent required by applicable law or regulation, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date of this prospectus, any prospectus supplement or any free writing prospectus or to reflect the occurrence of unanticipated events.

You should also consider carefully the statements under and incorporated by reference in “Risk Factors” in this prospectus, any prospectus supplement, and other sections of this prospectus, and the documents we incorporate by reference or file as part of any prospectus supplement or free writing prospectus, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, any prospectus supplement, any free writing prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered in the prospectus and any prospectus supplement for working capital and general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses and assets that are complementary to our own. Pending the uses described above, we intend to invest the net proceeds in short-term, interest bearing, investment-grade securities. The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

DESCRIPTION OF COMMON STOCK

We have 500,000,000 shares of authorized common stock, $0.00001 par value per share. As of October 25, 2021, we had 95,236,484 shares of common stock outstanding (including 5,070,000 shares of common stock held by our wholly-owned subsidiary, NextBank International Inc.).

The following description of our capital stock is a summary only and is subject to and qualified in its entirety by reference to the applicable provisions of the Nevada Revised Statutes, and our charter and Bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. Please refer to the “Where You Can Find More Information” section of this prospectus for directions on obtaining these documents. You should refer to, and read this summary together with, our Articles of Incorporation, designations of preferred stock (if any) and Bylaws, each as amended and restated from time to time, to review all of the terms of our capital stock. Our Articles of Incorporation and amendments thereto are incorporated by reference as exhibits to the registration statement of which this prospectus is a part and other reports incorporated by reference herein.

Common Stock

Voting Rights. Each share of our common stock is entitled to one vote on all stockholder matters. Shares of our common stock do not possess any cumulative voting rights.

Except for the election of directors, if a quorum is present, an action on a matter is approved if it receives the affirmative vote of the holders of a majority of the voting power of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the matter, unless otherwise required by applicable law, Nevada law, our Articles of Incorporation, as amended or Bylaws, as amended. The election of directors will be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote, meaning that the nominees with the greatest number of votes cast, even if less than a majority, will be elected. The rights, preferences and privileges of holders of common stock are subject to, and may be impacted by, the rights of the holders of shares of any series of preferred stock that we have designated, or may designate and issue in the future.

Dividend Rights. Each share of our common stock is entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by our Board of Directors, subject to any preferential or other rights of any outstanding preferred stock.

Liquidation and Dissolution Rights. Upon liquidation, dissolution or winding up, our common stock will be entitled to receive pro rata on a share-for-share basis, the assets available for distribution to the stockholders after payment of liabilities and payment of preferential and other amounts, if any, payable on any outstanding preferred stock.

Fully Paid Status. All outstanding shares of the Company’s common stock are validly issued, fully paid and non-assessable.

Other Matters. No holder of any shares of our common stock has a preemptive right to subscribe for any of our securities, nor are any shares of our common stock subject to redemption or convertible into other securities.

Anti-Takeover Provisions Under The Nevada Revised Statutes

Certain provisions of Nevada law, and our Articles of Incorporation and our Bylaws, each as amended and subject, where applicable as described below, our opting out of certain provisions of Nevada law, contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Business Combinations

Sections 78.411 to 78.444 of the Nevada revised statues (the “NRS”) prohibit a Nevada corporation from engaging in a “combination” with an “interested stockholder” for three years following the date that such person becomes an interested stockholder and place certain restrictions on such combinations even after the expiration of the three-year period. With certain exceptions, an interested stockholder is a person or group that owns 10% or more of the corporation’s outstanding voting power (including stock with respect to which the person has voting rights and any rights to acquire stock pursuant to an option, warrant, agreement, arrangement, or understanding or upon the exercise of conversion or exchange rights) or is an affiliate or associate of the corporation and was the owner of 10% or more of such voting stock at any time within the previous three years.

A Nevada corporation may elect not to be governed by Sections 78.411 to 78.444 by a provision in its Articles of Incorporation. We have such a provision in our Articles of Incorporation, as amended, pursuant to which we have elected to opt out of Sections 78.411 to 78.444; therefore, these sections do not apply to us.

Control Shares

Nevada law also seeks to impede “unfriendly” corporate takeovers by providing in Sections 78.378 to 78.3793 of the NRS that an “acquiring person” shall only obtain voting rights in the “control shares” purchased by such person to the extent approved by the other stockholders at a meeting. With certain exceptions, an acquiring person is one who acquires or offers to acquire a “controlling interest” in the corporation, defined as one-fifth or more of the voting power. Control shares include not only shares acquired or offered to be acquired in connection with the acquisition of a controlling interest, but also all shares acquired by the acquiring person within the preceding 90 days. The statute covers not only the acquiring person but also any persons acting in association with the acquiring person. The Nevada control share statutes apply to any corporation domiciled in Nevada that has 200 or more stockholders of record, at least 100 of whom have had addresses in Nevada appearing on the stock ledger of the corporation at all times during the 90 days immediately preceding such date; and that does business in Nevada directly or through an affiliated corporation.

A Nevada corporation may elect to opt out of the provisions of Sections 78.378 to 78.3793 of the NRS. We have no provision in our Articles of Incorporation pursuant to which we have elected to opt out of Sections 78.378 to 78.3793; therefore, these sections do not apply to us.

Removal of Directors

Section 78.335 of the NRS provides that 2/3rds of the voting power of the issued and outstanding shares of the Company are required to remove a director from office. As such, it may be more difficult for stockholders to remove directors due to the fact the NRS requires greater than majority approval of the stockholders for such removal.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock pursuant to our Articles of Incorporation, as amended, will make it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company.

Transfer Agent

The transfer agent for our common stock is Colonial Stock Transfer Co, Inc., 66 Exchange Place, 1st floor, Salt Lake City, Utah 84111.

Listing on the Nasdaq Capital Market

Our common stock is quoted on the Nasdaq Capital Market under the symbol “NXTP.”

DESCRIPTION OF PREFERRED STOCK

We have 100,000,000 shares of authorized preferred stock, $0.00001 par value per share (“Preferred Stock”). As of October 25, 2021, we had no shares of Series A Preferred Stock outstanding (with 3,000,000 shares designated), no shares of Series B Convertible Preferred Stock outstanding (with 10,000,000 designated), no shares of Series B Convertible Preferred Stock outstanding (with 3,828,500 designated); and no shares of Series D Convertible Preferred Stock outstanding (with 6,100,000 designated).

Series A Convertible Preferred Stock

The holders of record of shares of Series A Preferred Stock are entitled to vote on all matters submitted to a vote of the stockholders of the Company and are entitled to one hundred (100) votes for each share of Series A Preferred Stock. Each share of Series A Preferred Stock is redeemable at $1.00 per share. The Series A Preferred Stock is entitled to a 10% annual dividend, payable as, when and if, declared by the board of directors, payable on the first day of April, July, October and January.

Per the terms of the Amended and Restated Certificate of Designations relating to the Series A Preferred Stock, subject to the availability of authorized and unissued shares of Series A Preferred Stock, the holders of Series A Preferred Stock may, by written notice to the Company:

●	elect to convert all or any part of such holder’s shares of Series A Preferred Stock into common stock at a conversion rate of the lower of:
(a) $62.50 per share; or
(b) at the lowest price the Company has issued stock as part of a financing.

●	convert all or part of such holder’s shares (excluding any shares issued pursuant to conversion of unpaid dividends) into debt obligations of the Company, secured by a security interest in all of the assets of the Company and its subsidiaries, at a rate of $62.50 of debt for each share of Series A Preferred Stock.

In the event of any liquidation, dissolution or winding up of this Company, either voluntary or involuntary (any of the foregoing, a “liquidation”), holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Company to the holders of the common stock or any other series of preferred stock by reason of their ownership thereof an amount per share equal to $1.00 for each share (as adjusted for any stock dividends, combinations or splits with respect to such shares) of Series A Preferred Stock held by each such holder, plus the amount of accrued and unpaid dividends thereon (whether or not declared) from the beginning of the dividend period in which the liquidation occurred to the date of liquidation. Additionally, each holder of Series A Preferred Stock holds a security interest in substantially all of our assets in order to secure our obligations in connection with such Series A Preferred Stock.

On July 9, 2013, the Company amended the Certificate of Designations for the Company’s Series A Preferred Stock to allow for conversion into Series C Preferred stock to grant to a holder of the Series A Preferred Stock the option to:

●	elect to convert all or any part of such holder’s shares of Series A Preferred Stock into shares of the Company’s Series C Convertible Preferred Stock, par value $0.00001 per share (which has since been withdrawn and is no longer designated), at a conversion rate of five (5) shares of Series A Preferred Stock for every one (1) share of Series C Preferred Stock; or to allow conversion into common stock at the lowest price the Company has issued stock as part of a financing to include all financings such as new debt and equity financing and stock issuances as well as existing debt conversions into stock.

On February 28, 2014, the Company’s Series A Preferred Stock stockholders agreed to authorize a change to the Certificate of Designations of the Series A Preferred Stock to lock the conversion price to the lower of (a) a fixed price of $2.50 per share; and (b) the lowest price the Company has issued stock as part of a financing after January 1, 2006.

Except for transfers to family members, or trusts for the benefit of Series A Preferred Stock holders, no holder of Series A Preferred Stock is able to transfer his/her/its shares of Series A Preferred Stock.

There are currently no shares of Series A Preferred Stock issued or outstanding.

Series B Convertible Preferred Stock

The Company filed a certificate of designation of its Series B Convertible Preferred Stock with the Secretary of State of Nevada on November 13, 2020, which was amended and restated by an amended and restated certificate of designation of its Series B Convertible Preferred Stock, filed with the Secretary of State of Nevada on January 8, 2021 (as amended and restated, the “Series B Designation”). The Series B Designation designated 10,000,000 shares of Series B Preferred Stock, $0.00001 par value per share (“Series B Preferred Stock”). The Series B Preferred Stock has the following rights:

Dividend Rights. The Series B Preferred Stock does not accrue dividends.

Liquidation Preference. The Series B Designation provides that the Series B Preferred Stock has a liquidation preference which is (a) pari passu with respect to the Company’s common stock and Series C Preferred Stock; and (b) junior to all current and future senior indebtedness of the Company. If the Company determines to liquidate, dissolve or wind-up its business and affairs, the Company will prior to or concurrently with the closing, effectuation or occurrence of any such action, pay the holders of the Series B Preferred Stock, pari passu with the holders of the Series C Preferred Stock and common stock, an amount equal to $0.9272121 per share, or $9,272,121 in aggregate.

Conversion Rights. Each share of Series B Preferred Stock was automatically convertible on the Approval Date (defined below), into 0.74177 shares of common stock. For the purposes of the following sentence:

●	“Approval Date” means the later of (a) the fifth business day after the approval by the Company’s stockholders of the Axion Preferred Conversion (which has been approved to date); (b) the business day that the Company has affected a reverse stock split of its outstanding common stock subsequent to the approval by the Company’s stockholders of the issuance of shares of common stock upon the conversion of the Series B Preferred Stock and Series C Preferred Stock of the Company, to the extent such reverse stock split is deemed necessary by a Majority In Interest (defined below); (c) the date that Nasdaq has approved the continued listing of the Company’s common stock on Nasdaq following the closing of the HotPlay Share Exchange; and (d) the closing of the HotPlay Share Exchange.

●	“Majority In Interest” means holders holding a majority of the then aggregate shares of Series B Preferred Stock issued and outstanding or the majority of the then aggregate shares of Series C Preferred Stock issued and outstanding, depending on which class of preferred stock holders are approving such matter.

The Series B Preferred Stock automatically converted into common stock of the Company on June 30, 2021, upon closing of the HotPlay Share Exchange.

Additionally, the maximum number of shares of common stock to be issued in connection with the conversion of all of the outstanding shares of Series B Preferred Stock and Series C Preferred Stock shares (and upon conversion or exercise of any other securities required to be aggregated with the Series B Preferred Stock and Series C Preferred Stock shares pursuant to the applicable rules and requirements of Nasdaq), cannot exceed such number of shares of common stock that would violate applicable listing rules of Nasdaq in the event the Company’s stockholders do not approve the issuance of the common stock issuable in connection with such conversion.

Voting Rights. The Series B Preferred Stock have no voting rights on general matters to come before the stockholders of the Company; however, the Company is prohibited from undertaking any of the following actions without the approval of a Majority In Interest:

(a)        Increasing or decreasing (other than by redemption or conversion) the total number of authorized shares of Series B Preferred Stock;

(b)        Re-issuing any shares of Series B Preferred Stock converted pursuant to the terms of the Series B Designation;

(c)        Effecting an exchange, reclassification, or cancellation of all or a part of the Series B Preferred Stock;

(d)        Effecting an exchange, or creating a right of exchange, of all or part of the shares of another class of shares into shares of Series B Preferred Stock;

(e)        Issuing any shares of Series B Preferred Stock other than pursuant to the exchange agreement entered into between the Company and certain shareholders and debt holders of Axion Ventures, Inc.;

(f)        Altering or changing the rights, preferences or privileges of the shares of Series B Preferred Stock so as to affect adversely the shares of such series; or

(g)       Amending or waiving any provision of the Company’s articles of incorporation or bylaws relative to the Series B Preferred Stock so as to affect adversely the shares of Series B Preferred Stock in any material respect as compared to holders of other series of shares.

Redemption Rights. The Series B Preferred Stock does not have any redemption rights.

Series C Convertible Preferred Stock

The Company filed a certificate of designation of its Series C Convertible Preferred Stock with the Secretary of State of Nevada on November 13, 2020 (the “Series C Designation”). The Series C Designation, which was approved by the Board of Directors of the Company on November 12, 2020, designates 3,828,500 shares of Series C Preferred Stock, $0.00001 par value per share of the Company (“Series C Preferred Stock”). The Series C Preferred Stock has the following rights:

Dividend Rights. The Series C Preferred Stock does not accrue dividends.

Liquidation Preference. The Series C Designation provides that the Series C Preferred Stock has a liquidation preference which is (a) pari passu with respect to the Company’s common stock and Series B Preferred Stock; and (b) junior to all current and future senior indebtedness of the Company. If the Company determines to liquidate, dissolve or wind-up its business and affairs, the Company will prior to or concurrently with the closing, effectuation or occurrence any such action, pay the holders of the Series C Preferred Stock, pari passu with the holders of the Series B Preferred Stock and common stock, an amount equal to $2.00 per share, or $7,657,000 in aggregate.

Conversion Rights. Each share of Series C Preferred Stock is automatically convertible on the Approval Date (defined and described above under “Series B Convertible Preferred Stock”), into one share of common stock (adjustable for stock splits and similar recapitalizations).

The Series C Preferred Stock automatically converted into common stock of the Company on June 30, 2021, upon closing of the HotPlay Share Exchange.

Additionally, the maximum number of shares of common stock to be issued in connection with the conversion of all of the outstanding shares of Series C Preferred Stock and Series B Preferred Stock shares (and upon conversion or exercise of any other securities required to be aggregated with the Series C Preferred Stock and Series B Preferred Stock shares pursuant to the applicable rules and requirements of Nasdaq), cannot exceed such number of shares of common stock that would violate applicable listing rules of Nasdaq in the event the Company’s stockholders do not approve the issuance of the common stock issuable in connection with such conversion.

Voting Rights. The Series C Preferred Stock have no voting rights on general matters to come before the stockholders of the Company; however, the Company is prohibited from undertaking any of the following actions without the approval of a Majority In Interest:

(a)        Increasing or decreasing (other than by redemption or conversion) the total number of authorized shares of Series C Preferred Stock;

(b)        Re-issuing any shares of Series C Preferred Stock converted pursuant to the terms of the Series C Designation;

(c)        Effecting an exchange, reclassification, or cancellation of all or a part of the Series C Preferred Stock;

(d)        Effecting an exchange, or creating a right of exchange, of all or part of the shares of another class of shares into shares of Series C Preferred Stock;

(e)        Issuing any shares of Series C Preferred Stock other than pursuant to the exchange agreement entered into between the Company and certain shareholders and debt holders of Axion Ventures, Inc.;

(f)         Altering or changing the rights, preferences or privileges of the shares of Series C Preferred Stock so as to affect adversely the shares of such series; or

(g)        Amending or waiving any provision of the Company’s articles of incorporation or bylaws relative to the Series C Preferred Stock so as to affect adversely the shares of Series C Preferred Stock in any material respect as compared to holders of other series of shares.

Redemption Rights. The Series C Preferred Stock does not have any redemption rights.

Series D Convertible Preferred Stock

On July 21, 2021, the Company designated Series D Convertible Preferred Stock (“Series D Preferred Stock”), by filing a Certificate of Designation of such Series D Preferred Stock with the Secretary of State of Nevada (the “Series D Designation”). The Series D Designation, which was approved by the Board of Directors of the Company on July 15, 2021, designated 6,100,000 shares of Series D Preferred Stock, $0.00001 par value per share. The Series D Preferred Stock has the following rights:

Dividend Rights. The Series D Preferred Stock does not accrue dividends.

Liquidation Preference. The Series D Designation provides that the Series D Preferred Stock has a liquidation preference which is (a) pari passu with respect to the Company’s common stock; and (b) junior to all current and future senior indebtedness and securities of the Company. If the Company determines to liquidate, dissolve or wind-up its business and affairs, the Company will prior to or concurrently with the closing, effectuation or occurrence of any such action, pay the holders of the Series D Preferred Stock, pari passu with the holders of the common stock, an amount equal to the Liquidation Preference per share of Series D Preferred Stock. The “Liquidation Preference” per share of the Series D Preferred Stock is equal to $1.00 per share, or $6,100,000 in aggregate.

Conversion Rights. Each share of Series D Preferred Stock is automatically convertible on the fifth business day after the date that the shareholders of the Company, as required pursuant to applicable rules and regulations of Nasdaq, has approved the issuance of the shares of common stock upon conversion of the Series D Preferred Stock, and such other matters as may be required by Nasdaq or SEC rules and requirements to allow the conversion of the Series D Preferred Stock, into that number of shares of common stock as equal the Conversion Rate multiplied by the then outstanding shares of Series D Preferred Stock. For the purposes of the following sentence: “Conversion Rate” equals 0.44 shares of Company common stock for each share of Series D Preferred Stock converted, which equals (i) the Liquidation Preference ($1.00 per share of Series D Preferred Stock), divided by (ii) $2.28, the average of the closing sales prices for the Company’s common stock on the Nasdaq Capital Market for the 30 days prior to July 15, 2021, rounded to the nearest hundredths place, subject to equitable adjustment for stock splits and combinations.

Voting Rights. The Series D Preferred Stock have no voting rights on general matters to come before the shareholders of the Company; however, the Company is prohibited from undertaking any of the following actions without the approval of a majority in interest of such shares:

(a)       Increasing or decreasing (other than by redemption or conversion) the total number of authorized shares of Series D Preferred Stock;

(b)       Re-issuing any shares of Series D Preferred Stock converted pursuant to the terms of the Series D Designation;

(c)       Effecting an exchange, reclassification, or cancellation of all or a part of the Series D Preferred Stock;

(d)       Effecting an exchange, or creating a right of exchange, of all or part of the shares of another class of shares into shares of Series D Preferred Stock;

(e)       Issuing any shares of Series D Preferred Stock other than pursuant to the Securities Purchase Agreement entered into between the Company and David Ng, an individual, dated June 30, 2021;

(f)       Altering or changing the rights, preferences or privileges of the shares of Series D Preferred Stock so as to affect adversely the shares of such series; or

(g)       Amending or waiving any provision of the Company’s Articles of Incorporation or Bylaws relative to the Series D Preferred Stock so as to affect adversely the shares of Series D Preferred Stock in any material respect as compared to holders of other series of shares.

Redemption Rights. The Series D Preferred Stock does not have any redemption rights.

* * * * *

General

Shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board of Directors (“Board of Directors”) prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof.

The Board may, from time to time, increase the number of shares of any series of Preferred Stock already created by providing that any unissued shares of Preferred Stock shall constitute part of such series, or may decrease (but not below the number of shares thereof then outstanding) the number of shares of any series of any Preferred Stock already created providing that any unissued shares previously assigned to such series shall no longer constitute a part thereof.

The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●	the title and stated or par value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	any voting rights of the preferred stock;

●	the provisions for redemption, if applicable, of the preferred stock and any restriction on the repurchase or redemption of shares by the Company while there is any arrearage in the payment of dividends or sinking fund installments;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock or preferred stock, including the conversion price or the manner of calculating the conversion price and conversion period;

●	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock; and

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock or preferred stock will also be stated in the prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder and/or at our option, and may include provisions pursuant to which the number of shares of our common stock or preferred stock to be received by the holders of preferred stock would be subject to adjustment.

When we issue shares of preferred stock, the shares will be fully paid and non-assessable, which means the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares. Unless the applicable prospectus supplement indicates otherwise, each series of the preferred stock will rank equally with any outstanding shares of our preferred stock and each other series of the preferred stock. Unless the applicable prospectus supplement states otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which are issued by us, meaning, the holders of shares of preferred stock will have no right to buy any portion of the issued securities.

In addition, unless the applicable prospectus indicates otherwise, we will have the right to “reopen” a previous issue of a series of preferred stock by issuing additional preferred stock of such series.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act.” We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or “OID,” for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title and form of the debt securities;

●	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

●	the person to whom any interest on a debt security of the series will be paid;

●	the date or dates on which we must repay the principal;

●	the rate or rates at which the debt securities will bear interest;

●	the date or dates from which interest will accrue, and the dates on which we must pay interest;

●	the place or places where we must pay the principal and any premium or interest on the debt securities;

●	the terms and conditions on which we may redeem any debt security, if at all;

●	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

●	the denominations in which we may issue the debt securities;

●	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

●	the currency in which we will pay the principal of and any premium or interest on the debt securities;

●	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

●	the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

●	if applicable, that the debt securities are defeasible and the terms of such defeasance;

●	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of our debt securities, common stock, or other securities or property;

●	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

●	the subordination provisions that will apply to any subordinated debt securities;

●	any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

●	any addition to or change in the covenants in the indentures; and

●	any other terms of the debt securities not inconsistent with the applicable indentures.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.

Conversion and Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indenture or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, we or the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale”;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or “DTC,” or another depositary named by us and identified in a prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of such terms will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Defeasance

To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

●	to maintain a registrar and paying agent and hold monies for payment in trust;

●	to register the transfer or exchange of the notes; and

●	to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

●	no event of default shall have occurred or be continuing;

●	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

●	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

●	we satisfy other customary conditions precedent described in the applicable indenture.

Notices

We will mail notices to holders of debt securities as indicated in the prospectus supplement.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

General

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities, or as a part of units, offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the designation and terms of the common stock, preferred stock or debt securities that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

●	the dates on which the right to exercise the warrants shall commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the anti-dilution provisions of the warrants, if any;

●	the redemption or call provisions, if any, applicable to the warrants;

●	any provisions with respect to a holder’s right to require us to repurchase the warrants upon a change in control; and

●	any additional material terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of warrants will not be entitled to:

●	vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of the Company.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement or free writing prospectus at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant or warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent, if applicable, in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of any warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to any warrant agent.

Upon receipt of the required payment and any warrant certificate properly completed and duly executed at the corporate trust office of any warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Amendments and Supplements to Warrant Agreements

We and the relevant warrant agent may, with the consent of the holders of at least a majority in number of the outstanding unexercised warrants affected, modify or amend the warrant agreement and the terms of the warrants. However, the warrant agreements may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. Notwithstanding the foregoing, no such modification or amendment may, without the consent of the holders of each warrant affected:

●	reduce the amount receivable upon exercise, cancellation or expiration;

●	shorten the period of time during which the warrants may be exercised;

●	otherwise materially and adversely affect the exercise rights of the beneficial owners of the warrants; or

●	reduce the percentage of outstanding warrants whose holders must consent to modification or amendment of the applicable warrant agreement or the terms of the warrants.

Anti-dilution and Other Adjustments

Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of shares of common stock covered by a warrant, are subject to adjustment in certain events, including:

●	the issuance of common stock as a dividend or distribution on the common stock;

●	subdivisions and combinations of the common stock (or as applicable to warrants to purchase preferred stock and the preferred stock);

●	the issuance to all holders of common stock of capital stock rights entitling them to subscribe for or purchase common stock within 45 days after the date fixed for the determination of the stockholders entitled to receive such capital stock rights, at less than the current market price; and

●	the distribution to all holders of common stock of evidence of our indebtedness or assets (excluding certain cash dividends and distributions described below) or rights or warrants (excluding those referred to above).

We may, in lieu of making any adjustment in the exercise price of, and the number of shares of common stock covered by, a warrant, make proper provision so that each holder of such warrant who exercises such warrant (or any portion thereof):

●	before the record date for such distribution of separate certificates, shall be entitled to receive upon such exercise, shares of common stock issued with capital stock rights; and

●	after such record date and prior to the expiration, redemption or termination of such capital stock rights, shall be entitled to receive upon such exercise, in addition to the shares of common stock issuable upon such exercise, the same number of such capital stock rights as would a holder of the number of shares of common stock that such warrants so exercised would have entitled the holder thereof to acquire in accordance with the terms and provisions applicable to the capital stock rights if such warrant was exercised immediately prior to the record date for such distribution.

Common stock owned by or held for our account or for the account of any of our majority owned subsidiaries will not be deemed outstanding for the purpose of any adjustment.

No adjustment in the exercise price of, and the number of shares of common stock covered by, a warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions of cash dividends or distributions to the extent paid from retained earnings. Except as stated above, the exercise price of, and the number of shares of common stock covered by, a warrant will not be adjusted for the issuance of common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase any of the foregoing.

In the case of a reclassification or change of the common stock, a consolidation or merger involving us or sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety, in each case as a result of which holders of our common stock shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such common stock, the holders of the warrants then outstanding will be entitled thereafter to convert such warrants into the kind and number of shares of stock and amount of other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of Florida.

DESCRIPTION OF UNITS

We may issue, in one more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination in such amounts and in such numerous distinct series as we determine. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock”, “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security, or warrant included in each unit, respectively.

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series will be described in the prospectus supplement.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the units and unit agreements will be governed by and construed in accordance with the laws of the State of Florida.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

●	the performance of third-party service providers;

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section entitled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

●	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well;

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities; and

●	There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

●	directly to investors, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	to investors through agents;

●	directly to agents;

●	to or through brokers or dealers;

●	to the public through underwriting syndicates led by one or more managing underwriters;

●	to one or more underwriters acting alone for resale to investors or to the public;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through agents on a best-efforts basis; and

●	through a combination of any such methods of sale.

We may also sell the securities offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act (including as discussed in greater detail below).

Sales may be affected in transactions:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including the Nasdaq Capital Market in the case of shares of our common stock;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	through the writing of options; or

●	through the settlement of short sales.

We will provide in the applicable prospectus supplement the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the name or names of any underwriters, dealers or agents;

●	the amount of securities underwritten;

●	the purchase price of the securities and the proceeds to us from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any material relationships between the underwriters and the Company; and

●	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions.

Any underwritten offering may be on a best-efforts or a firm commitment basis. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

The distribution of the securities may be affected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock of the Company, which are listed on the Nasdaq Capital Market. Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Capital Market, subject to official notice of issuance and where applicable, subject to the requirements of the Nasdaq Capital Market (which generally require stockholder approval for any transactions which would result in the issuance of more than 20% of our then outstanding shares of common stock or voting rights representing over 20% of our then outstanding shares of stock). We may elect to list any series of debt securities or preferred stock, on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with any derivative transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

Selling stockholders also may resell all or a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

At-the-Market Offerings

Upon written instruction from us, a sales agent party to a distribution agency agreement with us will use its commercially reasonable efforts to sell on our behalf, as our agent, the shares of common stock offered as agreed upon by us and the sales agent. We will designate the maximum amount of shares of common stock to be sold through the sales agent, on a daily basis or otherwise as we and the sales agent agree. Subject to the terms and conditions of the applicable distribution agency agreement, the sales agent will use its commercially reasonable efforts to sell, as our sales agent and on our behalf, all of the designated shares of common stock. We may instruct the sales agent not to sell shares of common stock if the sales cannot be affected at or above the price designated by us in any such instruction. We may suspend the offering of shares of common stock under any distribution agency agreement by notifying the sales agent. Likewise, the sales agent may suspend the offering of shares of common stock under the applicable distribution agency agreement by notifying us of such suspension.

We also may sell shares to the sales agent as principal for its own account at a price agreed upon at the time of sale. If we sell shares to the sales agent as principal, we will enter into a separate agreement setting forth the terms of such transaction.

The offering of common stock pursuant to a distribution agency agreement will terminate upon the earlier of (1) the sale of all shares of common stock subject to the distribution agency agreement or (2) the termination of the distribution agency agreement by us or by the sales agent.

Sales agents under our distribution agency agreements may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on the Nasdaq Capital Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our common stock, the amounts underwritten, and the nature of its obligations to take our common stock will be described in the applicable prospectus supplement.

PROSPECTUS SUPPLEMENTS

This prospectus provides you with a general description of the proposed offering of our securities. Each time that we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add to, update, or change information contained in this prospectus and should be read as superseding this prospectus. You should read both this prospectus, any prospectus supplement and any free writing prospectus, together with additional information described under the heading “Where You Can Find More Information.”

The prospectus supplement will describe the terms of any offering of securities, including the offering price to the public in that offering, the purchase price and net proceeds of that offering, and the other specific terms related to that offering of securities.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by The McGeary Law Firm, P.C., Bedford, Texas. Additional legal matters may be passed upon for us, any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated balance sheets of the Company as of February 28, 2021, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, appearing in the Company’s Annual Report on Form 10-K for the year ended February 28, 2021, have been audited by TPS Thayer, LLC, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

The consolidated balance sheets of the Company as of February 29, 2020 and February 28, 2019, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, appearing in the Company’s Annual Report on Form 10-K for the year ended February 29, 2020 and February 28, 2019, have been audited by Thayer O’Neal Company, LLC, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

The consolidated balance sheet of HotPlay Enterprise Limited as of and for the period from March 6, 2020 (Inception) to February 28, 2021, and the related consolidated statement of comprehensive loss, consolidated statement of changes in shareholders’ equity, and consolidated statement of cash flows for the period from March 6, 2020 (Inception) to February 28, 2021, appearing in the Company’s Current Report on Form 8-K/A (Amendment No. 1), filed with the SEC on September 8, 2021, have been audited by TPS Thayer, LLC, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or had, or is to receive, any interest, directly or indirectly, in our Company or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC like us. Our SEC filings are also available to the public from the SEC’s website at https://www.sec.gov.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus and any prospectus supplement. The securities offered under this prospectus and any prospectus supplement are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and any prospectus supplement, is accurate only as of the date of this prospectus and prospectus supplement, respectively, regardless of the time of delivery of this prospectus or any prospectus supplement, or any sale of the securities.

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and documents. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus and a prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus from the date on which we file that document. Any reports filed by us with the SEC (i) on or after the date of filing of the registration statement of which this prospectus is a part and (ii) on or after the date of this prospectus and before the termination of the offering of the securities by means of this prospectus will automatically update and, where applicable, supersede information contained in this prospectus or incorporated by reference into this prospectus.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus forms a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

●	Our Annual Report on Form 10-K, for the fiscal year ended February 28, 2021, filed with the SEC on June 8, 2021;

●	Our Quarterly Report on Form 10-Q, for the fiscal quarter ended May 31, 2021, filed with the SEC on July 14, 2021; and our Quarterly Report on Form 10-Q, for the fiscal quarter ended August 31, 2021, filed with the SEC on October 20, 2021 and

●	Our Current Reports on Form 8-K and Form 8-K/A (other than information furnished rather than filed) filed with the SEC on March 22, 2021, March 26, 2021, April 6, 2021, April 7, 2021, April 8, 2021, April 9, 2021, April 19, 2021, May 11, 2021, May 18, 2021, May 21, 2021, June 2, 2021, June 11, 2021, June 14, 2021, June 25, 2021, July 7, 2021, July 7, 2021, July 9, 2021, July 27, 2021, August 23, 2021, July 27, 2021, August 23, 2021, August 25, 2021, August 25, 2021, September 3, 2021, September 8, 2021, September 22, 2021, September 24, 2021 October 4, 2021, and October 25, 2021;

●	Our Definitive Proxy Statements on Schedule 14A filed with the SEC on January 11, 2021 and March 4, 2021; and

●	The description of our common stock contained in our Registration Statement on Form S-1 (File No. 333-220619), as originally filed with the SEC on September 25, 2017, including any amendment or report filed for the purpose of updating such description.

These documents contain important information about us, our business and our financial condition. You may request a copy of these filings (and the exhibits thereto), at no cost, by writing or telephoning us at:

NextPlay Technologies, Inc.

 1560 Sawgrass Corporate Parkway, Suite 130

Sunrise, Florida 33323

Attn: Secretary

Phone: (954) 888-9779

Fax: (954) 888-9082

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Act or the Exchange Act, excluding any information in those documents that are deemed by the rules of the SEC to be furnished but not filed, after the date of this filing of this prospectus and before the termination of this offering shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

Up to $20,000,000

Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

March 4, 2022